UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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BK Technologies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BK Technologies Corporation
7100 Technology Drive
West Melbourne, Florida 32904

October 29, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 annual meeting of stockholders of BK Technologies Corporation, which we will hold on Friday, December 17, 2021, at 9:00 a.m., Eastern Time, virtually via webcast from the offices of the Company at 7100 Technology Drive, West Melbourne, Florida 32904.

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our management and stockholders, the annual meeting will be held solely through virtual participation via webcast at https://agm.issuerdirect.com/bkti. Please monitor our annual meeting website at www.bktechnologies.com, under the tab “Investor Relations,” for updated information. As always, we encourage you to vote your shares prior to the annual meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. On or about November 1, 2021, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, or E-proxy notice, to our stockholders of record as of the close of business on October 25, 2021. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement, proxy card and annual report and how to vote on the Internet. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement, proxy card and annual report or elect to receive your proxy statement, proxy card and annual report over the Internet.

If you are unable to attend the meeting virtually, it is very important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the virtual annual meeting and vote your shares during the meeting.

We look forward to participating with you at the meeting.

Sincerely,

/s/ E. Gray Payne
E. Gray Payne
Chairman of the Board of Directors

BK TECHNOLOGIES CORPORATION
7100 Technology Drive
West Melbourne, Florida 32904

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2021

To the stockholders of BK Technologies Corporation:

The 2021 annual meeting of stockholders of BK Technologies Corporation will be held on December 17, 2021, at 9:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19), in order to support the health and well-being of our management and stockholders, and to provide access to our stockholders regardless of geographic location, the meeting will be held solely through virtual participation via webcast (at https://agm.issuerdirect.com/bkti) for the following purposes:

1.
To elect seven directors named in the proxy statement to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.
To ratify the appointment of MSL, P.A. as our independent registered public accounting firm for fiscal year 2021;

3.
To consider and vote upon a proposal to approve an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock from 20,000,000 to 50,000,000 and to make a corresponding change to the number of authorized shares of capital stock;

4.
To consider and vote upon a proposal to approve an amendment to the Company’s 2017 Incentive Compensation Plan (the “2017 Plan”) to increase the number of authorized shares under the 2017 Plan from 1,000,000 shares to 3,000,000 shares; and

5.
To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Stockholders will not be able to attend the meeting in person; however, stockholders of record will be able to vote and submit questions electronically prior to the meeting by visiting www.iproxydirect.com/BKTI, and during the meeting by visiting https://agm.issuerdirect.com/bkti. You will also be able to dial-in via telephone to ask questions during the meeting. Specific instructions for accessing the meeting are provided in the accompanying proxy card or voting instruction form you received.

Only stockholders of record at the close of business on October 25, 2021, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the meeting. Each share of common stock is entitled to one vote. A list of stockholders entitled to vote at the annual meeting will be available for inspection by our stockholders, for any purpose germane to the meeting, during the annual meeting and during ordinary business hours beginning 10 days prior to the date of the annual meeting, at our principal executive offices at 7100 Technology Drive, West Melbourne, Florida 32904.

Whether or not you plan to attend the meeting virtually, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials, or E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote your shares by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the virtual annual meeting and vote your shares during the meeting.

All stockholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

/s/ William P. Kelly
William P. Kelly, Secretary
West Melbourne, Florida
October 29, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held on December 17, 2021: Our proxy statement, proxy card and annual report on Form 10-K (as amended by Form 10-K/A) for the year ended December 31, 2020, are available at www.iproxydirect.com/BKTI.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE VOTE YOUR PROXY TODAY. YOU CAN VOTE BY INTERNET, BY TELEPHONE OR BY MAIL USING THE INSTRUCTIONS INCLUDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY CARD.

BK TECHNOLOGIES CORPORATION

________________________________________________________

2021 ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 17, 2021

________________________________________________________

PROXY STATEMENT

________________________________________________________

This proxy statement contains information related to the 2021 annual meeting of stockholders of BK Technologies Corporation, a Nevada corporation (together with its wholly owned subsidiaries, the “Company,” “we,” “our” or “us”), to be held virtually on the Internet at https://agm.issuerdirect.com/bkti, on December 17, 2021, at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof. We are using the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. On or about November 1, 2021, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” to each holder of record of our common stock as of the close of business on October 25, 2021, the record date (the “Record Date”) for the meeting. The E-proxy notice and this proxy statement summarize the information you need to know to vote by proxy or during the virtual annual meeting. You do not need to attend the virtual annual meeting in order to vote.

Holding Company Reorganization. On March 11, 2019, BK Technologies, Inc. (the “Predecessor Company,” formerly known as RELM Wireless Corporation) announced that its board of directors had approved the implementation of a holding company reorganization (the “Reorganization”). On March 28, 2019, the Predecessor Company implemented the Reorganization, which resulted in us becoming the direct parent company of, and the successor issuer to, the Predecessor Company. At the effective time of the Reorganization, each share of common stock of the Predecessor Company issued and outstanding immediately prior such time automatically converted into an equivalent corresponding share of our common stock. Our common stock continues to be listed on the NYSE American under the ticker symbol “BKTI.” In addition, our directors and executive officers immediately following the Reorganization were the same individuals who were directors and executive officers, respectively, of the Predecessor Company immediately prior to the Reorganization.

For the purpose of this proxy statement, references to the Company, the Board of Directors or any committee thereof, or our management or business at any period prior to the Reorganization refer to those of the Predecessor Company and thereafter to those of us, except as otherwise specified or to the extent the context otherwise indicates.
________________________________________________________

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, we are asking stockholders:

1.
To elect seven directors named in this proxy statement to our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.
To ratify the appointment of MSL, P.A. (“MSL”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (“fiscal 2021”);

3.
To consider and vote upon a proposal to approve an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock from 20,000,000 to 50,000,000 and to make a corresponding change to the number of authorized shares of capital stock;

4.
To consider and vote upon a proposal to approve an amendment to the Company’s 2017 Incentive Compensation Plan (the “2017 Plan”) from to increase the number of authorized shares from 1,000,000 shares to 3,000,000 shares; and

5.
To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to make our proxy materials available to beneficial owners of our common stock electronically over the Internet without having to mail printed copies of the proxy materials. Accordingly, on or about November 1, 2021, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “E-proxy notice,” to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this proxy statement, the form of proxy card and our annual report for the fiscal year ended December 31, 2020 (“fiscal 2020”), on the website referred to in the E-proxy notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the E-proxy notice. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

On or about November 1, 2021, we will begin mailing paper copies of our proxy materials to stockholders who have requested them. Those stockholders who do not receive the E-proxy notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a copy of this proxy statement, the proxy card and our annual report for fiscal 2020 by mail.

Who is entitled to notice of, and to vote at, the annual meeting?

You are entitled to notice of the annual meeting and to vote, either during the meeting or by proxy, at the annual meeting if you owned shares of our common stock as of the close of business (5:00 p.m. EDT) on the Record Date (October 25, 2021) of the annual meeting. On the Record Date, 18,264,736 shares of our common stock were issued and outstanding and held by 543 holders of record, including Cede & Co., which holds shares on behalf of the beneficial owners of the Company’s common stock. The number of outstanding shares and the number of holders of record as of the record date are provided on pre-reverse stock split basis. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

Who can attend the meeting, and what are the rules for admission or voting at the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you want to vote shares that you hold in street name at the annual meeting, you must bring a legal proxy in your name from the broker or other nominee that holds your shares.

Due to the public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our management and stockholders, the annual meeting will be held by virtual meeting only. Our virtual Annual Meeting will be conducted on the internet via webcast. Stockholders will be able to attend and participate online and submit questions during the annual meeting by visiting https://agm.issuerdirect.com/bkti and then clicking on the document entitled “Virtual Meeting Instructions” which includes additional instructions necessary to access the meeting room.  Stockholders will be able to vote their shares electronically during the annual meeting.

Virtual Meeting

We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued in light of the continued COVID-19 pandemic. As a result, our 2021 annual meeting will be a virtual meeting, which will be conducted via live webcast.

To participate in the annual meeting virtually via the Internet, please visit https://agm.issuerdirect.com/bkti. You will need the 8-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 8-digit control number and attend the meeting online, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Technical Assistance for the Virtual Meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

The virtual annual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate virtually in the annual meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the annual meeting.

We may also announce changes to the procedures for voting your shares at the annual meeting. Any such changes will be announced via press release and the filing of additional proxy materials with the SEC.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person (virtually) or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, shares represented in person (virtually) or by proxy and for which the holder has abstained from voting, and broker “non-votes” will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

What are broker “non-votes”?

A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the brokerage firm or other nominee did not receive voting instructions from the beneficial owner and does not have authority to vote on that particular proposal. Brokers and other nominees are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of stockholders are considered “routine” proposals. Brokers or other nominees generally may vote on such proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms or other nominees. For “non-routine” proposals, brokers or other nominees may not vote on such proposals unless they have received voting instructions from the beneficial owner, and, to the extent that they have not received voting instructions, brokers or other nominees report such number of shares as “non-votes.”

Under NYSE rules, the election of directors (Proposal 1), and the approval of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock (Proposal 3), and the amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan (Proposal 4) are considered “non-routine” matters. This means that brokers or other nominees who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on these proposals. The ratification of the appointment of an independent registered public accounting firm (Proposal 2) is considered a “routine” matter. This means that brokers or other nominees who have not been furnished voting instructions from their clients will be authorized to exercise discretionary voting authority to vote your shares on Proposal 2. For beneficial stockholders, if you do not give your broker or other nominee specific instructions, your shares will not be voted on Proposals 1, 3, or 4, but may be voted by the brokerage firm or other nominee on Proposal 2.

Broker non-votes, to the extent applicable, will have the effect of a vote AGAINST the ratification of the appointment of an independent registered public accounting firm (Proposal 2); the approval of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock (Proposal 3); and the amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan (Proposal 4). Broker non-votes will have no effect on the outcome of the election of directors (Proposal 1). Because your broker will have discretionary voting authority with respect to Proposal 2, a broker non-vote would only arise in the event that your broker does not receive your voting instructions and chooses not to exercise its discretionary voting authority with respect to such matter. We understand that certain brokers have a policy not to exercise discretionary voting authority. Therefore, we encourage you to instruct your broker how to vote your shares.

How will abstentions be counted?

Because the election of directors requires only a plurality vote, abstentions will have no impact upon the election of directors. Abstentions will also have no impact on the outcome of Proposal 2 (ratification of the independent registered public accounting firm). Because the approval of Proposals 3 (approval of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock), and 4 (amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan) require the affirmative vote of the holders of a majority of the outstanding stock entitled to vote, an abstention will have the effect of a vote AGAINST Proposals 3 and 4.

How do I vote?

Whether or not you plan to attend the virtual annual meeting, we urge you to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote your shares by telephone as described in your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the virtual annual meeting and vote your shares during the meeting. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you fail to provide instructions on a proxy properly submitted via the Internet, mail or telephone, your proxy will vote, as recommended by the Board of Directors (sometimes referred to herein as the “Board”), (1) to elect to our Board of Directors the seven director nominees named in this proxy statement; (2) to ratify the appointment of MSL as our independent registered public accounting firm for fiscal 2021; (3) to approve the amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock; and (4) to approve the amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan.

If you have shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides to you. Most brokers and nominees allow you to vote by mail, telephone and on the Internet. As indicated above, under NYSE rules, Proposals 1 (the election of directors), 3 (the approval of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock), and 4 (amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan) are “non-routine” matters, meaning that brokers or other nominees who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on these proposals. The ratification of the appointment of MSL as our independent registered public accounting firm for fiscal 2021 (Proposal 2) is considered a “routine” matter, meaning that brokers or nominees who have not been furnished voting instructions from their clients will be authorized to vote on that proposal.

Can I change my vote after I have voted?

Yes. Voting by telephone, over the Internet or by mailing a proxy card does not preclude a stockholder from voting during the virtual annual meeting. A stockholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with our Corporate Secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to our Corporate Secretary bearing a later date or by attending the annual meeting and voting during the meeting. Attendance at the virtual annual meeting will not itself constitute revocation of a proxy.

What are the Board’s recommendations?

The Board unanimously recommends a vote “FOR”:

●
election to our Board of each of the seven director nominees named in this proxy statement;

●
ratification of the appointment of MSL as our independent registered public accounting firm for fiscal 2021;

●
approval of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock; and

●
approval of an amendment to the 2017 Plan to increase then number of authorized shares under the 2017 Plan.

We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.

What vote is required to approve the proposals?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast, either in person (virtually) or by proxy, at the annual meeting (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected). You may vote “for” or “withhold” authority to vote for each of the director nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will also have no effect on the election of the director nominees.

Proposal 2: Ratification of Appointment of MSL. The number of votes cast “for” the ratification of the appointment of MSL as our independent registered public accounting firm for fiscal 2021, either in person (virtually) or by proxy, at the annual meeting must exceed the number of votes cast “against” ratification. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Proposal 3: Approval of an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock. The approval of an increase in our authorized shares of common stock from 20,000,000 to 50,000,000 requires the affirmative vote of a majority of the votes outstanding and entitled to vote at the meeting. As this is a “non-routine” matter under the NYSE rules, abstentions and broker non-votes will count as votes “AGAINST” this Proposal.

Proposal 4: Approval of an amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan. The approval of an amendment to the 2017 Plan to increase the number of authorized shares under the from 1,000,000 shares to 3,000,000 shares requires the affirmative vote of a majority of the votes outstanding and entitled to vote at the meeting. As this is a “non-routine” matter under the NYSE rules, abstentions and broker non-votes will count as votes “AGAINST” this Proposal.

Other Items. In the event that other items are properly brought before the annual meeting, under Nevada law, each matter other than the election of directors will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the matter. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will not be counted as a vote cast on the matter and therefore will not affect the outcome of the matter.

As of the Record Date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 3,709,006 shares of our common stock, which represented approximately 20.31% of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates’ shares in favor of the director nominees, in favor of ratification of the appointment of MSL, in favor of an amendment to the Company’s articles of incorporation to increase the number of authorized shares, and in favor of the amendment to the 2017 Plan to increase the number of authorized shares under the 2017 Plan.

Who pays for the preparation of the proxy and soliciting proxies?

We are making this solicitation of proxies and have paid the entire expense of preparing, printing and mailing the E-proxy notice and, to the extent requested by our stockholders, this proxy statement and any additional materials furnished to stockholders. We have retained Alliance Advisors LLC to assist in the solicitation of proxies for the annual meeting and will pay Alliance Advisors a fee of approximately $12,500, including reimbursement of reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation. It is anticipated that Alliance Advisors LLC will employ approximately 25 persons to solicit stockholders of the Company for the annual meeting. We have also agreed to indemnify Alliance Advisors LLC against certain losses, costs and expenses. In addition, our directors, officers and employees may solicit proxies from stockholders by telephone, e-mail or other electronic means, or in person. These persons will not receive additional compensation for soliciting proxies. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of the Record Date, October 25, 2021, by the following individuals or groups:

●
each person who is known by us to own beneficially more than 5% of our common stock;

●
each of our directors and nominees for director;

●
each of our named executive officers identified in the “Summary Executive Compensation Table For 2019-2020” appearing in this proxy statement (the “Named Executive Officers”); and

●
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock that are subject to our stock options that are presently exercisable or exercisable within sixty (60) days of October 25, 2021, as well as shares of common stock issuable within sixty (60) days of October 25, 2021, upon vesting of restricted stock units (“RSUs”), are deemed to be outstanding and beneficially owned by the person holding the stock options or RSUs, as applicable, for the purpose of computing the percentage of ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

Unless indicated otherwise below, the address of our directors, director nominees and executive officers is c/o BK Technologies Corporation, 7100 Technology Drive, West Melbourne, Florida 32904. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of October 25, 2021, we had outstanding 18,264,736 shares of our common stock.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Beneficial Owners of More Than 5% of Our Common Stock:
Fundamental Global GP, LLC	2,640,284(1)(10)	14.46%
D. Kyle Cerminara, Director	2,640,284(2)(10)	14.46%
Benchmark Capital Advisors	1,526,473(3)	8.36%
AIGH Capital Management, LLC	1,340,000(4)	7.34%
Donald F.U. Goebert	1,264,508(5)	6.92%

Directors, Director Nominees and Named Executive Officers (not otherwise included above):
John M. Suzuki, Chief Executive Officer and Director	100,000(6)(10)	*
Timothy A. Vitou, President	95,500(6)(10)	*
William P. Kelly, Executive Vice President and Chief Financial Officer	102,827(6)(7)(10)	*
Randy Willis, Chief Operating Officer	40,000(6)(10)	*
Branko Avanic, Chief Technology Officer	12,000(6)(10)	*
Michael R. Dill, Director	15,062(10)	*
Charles T. Lanktree, Director	22,764(8)(10)	*
E. Gray Payne, Chairman of the Board	28,592(6)(10)	*
John W. Struble, Director	15,062(10)	*
R. Joseph Jackson, Director Nominee	636,915(9)	3.49%
Inez M. Tenenbaum, Director Nominee	0	0%

All current directors (and nominees) and executive officers as a group (13 persons)	3,709,006(11)	20.31%
______________
*Less than 1%

(1)
The amount shown and the following information is derived from a Schedule 13D, as amended, filed with the SEC by Fundamental Global GP, LLC (“Fundamental Global”) and its affiliates on August 24, 2021, disclosing ownership of 2,628,313 shares. Fundamental Global is deemed to beneficially own the shares disclosed as directly owned by certain of its affiliates. In addition, D. Kyle Cerminara, a member of our Board, and affiliate of Fundamental Global, holds an additional 11,971 shares of common stock (including exercisable options), which increases the total number of shares beneficially owned by Fundamental Global to 2,640,284, or 14.46% of outstanding shares. Fundamental Global has shared voting and dispositive power with respect to all such shares. Fundamental Global’s business address is 108 Gateway Blvd., Suite 204, Mooresville, NC 28117.

(2)
Mr. Cerminara is the Chief Executive Officer, Co-Founder and Partner of Fundamental Global. Due to his positions with Fundamental Global, Mr. Cerminara is deemed to beneficially own the 2,628,313 shares disclosed as directly owned by certain affiliates of Fundamental Global. Mr. Cerminara expressly disclaims beneficial ownership of these shares. The business address for Mr. Cerminara is c/o Fundamental Global GP, LLC, 108 Gateway Blvd., Suite 204, Mooresville, NC 28117.

(3)
The amount shown and the following information is derived from a Schedule 13G/A filed by Benchmark Capital Advisors (“Benchmark”) on April 27, 2018. According to the Schedule 13G/A, Benchmark beneficially owns 1,526,473 shares, and has sole voting and dispositive power with respect to 933,924 of these shares and shared voting and dispositive power with respect to 592,549 of these shares. Benchmark’s business address is 14 Wall Street, Suite 2087, New York, New York 10005.

(4)
The amount shown and the following information is derived from a Schedule 13G filed with the SEC by AIGH Capital Management, LLC (“AIGH”) and its affiliates on June 10, 2021. AIGH has sole voting and dispositive power with respect to all such shares. AIGH’s business address is 6006 Berkeley Avenue, Baltimore, MD 21209.

(5)
The amount shown is based on Mr. Goebert’s Form 4 filed on December 30, 2016, plus 6,225 shares acquired upon option exercises since the filing of the Form 4, and reflects the repurchase by the Company on December 12, 2018 of 200,000 shares of common stock held by Mr. Goebert. Mr. Goebert’s primary address is 3382 Harbor Road S., Tequesta, Florida 33469.

(6)
Share ownership of the following persons includes options to purchase our common shares presently exercisable or exercisable within 60 days of October 25, 2021, as follows: for Mr. Suzuki – 100,000 shares; for Mr. Vitou – 63,000 shares; for Mr. Kelly – 73,000 shares; for Mr. Willis – 40,000 shares; for Dr. Avanic – 12,000 shares; and for General Payne – 5,000 shares.

(7)
Includes 26,827 shares held jointly by Mr. Kelly with his wife.

(8)
Includes 7,702 shares directly owned by the Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree.

(9)
Includes 6,000 shares owned by Robert Joseph Jackson SEP-IRA and 630,915 shares owned by Metrolina Capital Investors, LLC (“Metrolina Capital”). Because Mr. Jackson currently serves as the Managing Partner of Metrolina Capital, Mr. Jackson is deemed to beneficially own the 630,915 shares disclosed. Mr. Jackson expressly disclaims beneficial ownership of these shares.

(10)
The following options are not reflected in the table, as they are not presently exercisable or exercisable within 60 days of October 25, 2021: options to purchase 37,000 common shares held by Mr. Vitou; options to purchase 27,000 common shares held by Mr. Kelly; options to purchase 25,000 shares held by Mr. Willis; and options to purchase 18,000 common shares held by Dr. Avanic.

The table also does not include the following RSUs held by each of Messrs. Cerminara, Dill, Lanktree, Struble, and General Payne: 2,024 RSUs remaining pursuant to a grant made on September 6, 2018 (not including 1,013 RSUs that vested as of September 6, 2019, 1,013 RSUs that vested as of September 6, 2020, and 1,013 RSUs that vested as of September 6, 2021); 6,233 RSUs remaining pursuant to a grant made on September 6, 2019 (not including 2,078 RSUs that vested as of September 6, 2020 and 2,078 RSUs that vested as of September 6, 2021); 10,526 RSUs remaining pursuant to a grant made on August 24, 2020 (not including 2,631 RSUs that vested as of August 24, 2021), and 15,480 RSUs granted on July 30, 2021. The RSUs vest in five equal annual installments, beginning on the first anniversary of the respective grant date, in each case subject to the director’s continued service as a director of the Company through such date. All RSUs were granted under the Company’s 2017 Incentive Compensation Plan (the “2017 Plan”). Each RSU represents a contingent right to receive one share of common stock of the Company.

(11)
Includes 2,628,313 shares reported as beneficially owned by Fundamental Global, of which Mr. Cerminara is deemed to have beneficial ownership by virtue of his position with Fundamental Global. Includes 26,827 shares held jointly by Mr. Kelly with his wife. Includes 7,702 shares directly owned by the Donna B. Lanktree Family Trust, the trustee of which is Donna B. Lanktree, the spouse of Mr. Lanktree. Includes 630,915 shares reported as beneficially owned by Metrolina Capital, of which Mr. Jackson is deemed to have beneficial ownership by virtue of his position with Metrolina Capital. Includes options to purchase common shares presently exercisable or exercisable within 60 days of October 25, 2021, as follows: for Mr. Suzuki – 100,000 shares; for Mr. Vitou – 63,000 shares; for Mr. Kelly – 73,000 shares; for Mr. Willis – 40,000 shares; for Dr. Avanic – 12,000 shares; and for General Payne – 5,000 shares.

PROPOSAL 1: ELECTION OF DIRECTORS

General

At the annual meeting, seven nominees will be elected as directors. Our Board of Directors currently consists of six members, all of whom are standing for re-election at the annual meeting, with the exception of John W. Struble. At the 2020 annual meeting, our stockholders elected D. Kyle Cerminara, Michael R. Dill, Lewis M. Johnson, Charles T. Lanktree, John W. Struble and E. Gray Payne as directors. On March 2, 2021, Lewis M. Johnson resigned from the Board, effective immediately. On the same day, the Board reduced the size of the Board to five directors.  The Board later increased the size of the Board back to six directors and appointed John M. Suzuki, the newly appointed Chief Executive Officer of the Company, to the Board. Our Board of Directors, based on the recommendation of the Nominating and Governance Committee, has increased the size of the Board to seven seats, nominated five of our current directors to stand for re-election at the annual meeting, and nominated three new candidates for the remaining three seats. Our Board of Directors, based on the recommendation of the Nominating and Governance Committee, has nominated R. Joseph Jackson and Inez M. Tenenbaum to fill the sixth and seventh seats on the Board of Directors. We expect each nominee for director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless our Board of Directors chooses to reduce the number of directors serving on the Board.

The directors elected at the annual meeting will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

We are of the view that the continuing service of qualified incumbent directors promotes stability and continuity in the function of the Board of Directors, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. When analyzing whether directors and nominees have the desired experience, qualifications, attributes and skills, individually and taken as a whole, the Nominating and Governance Committee and the Board of Directors focus on the information as summarized in each of the directors’ individual biographies set forth below. In particular, the Board selected General Payne, the current Chairman of the Board, to serve as a director because he brings extensive strategic, operational and leadership experience and valuable insight into the military sector, having over 40 years of military operational and strategic expertise. Mr. Cerminara brings his extensive experience in the financial industry, including investing, capital allocation, finance and financial analysis of public companies, and operational experience as the Chief Executive Officer of a publicly-traded company. He also brings the perspective of one of our most significant stockholders. Mr. Dill brings over 20 years of extensive leadership and operational experience to the Board, including experience in developing and implementing strategic plans. Mr. Jackson provides extensive experience in the accounting and finance field and the experience of serving on the boards of directors of five other organizations. Mr. Lanktree brings extensive operational and leadership experience, wireless communications industry experience and public company experience to the Board, including experience as a Chief Executive Officer. Mr. Suzuki brings extensive experience in the land mobile radio industry and executive leadership in the industry. And Ms. Tenenbaum brings valuable experience as a practicing lawyer and industry-specific experience as the former Chair of the US Consumer Product Safety Commission.

Vote Required

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of these nominees as directors.

Recommendation of the Board

Our Board of Directors unanimously recommends that stockholders vote “FOR” the election of the seven nominees named in this proxy statement as directors.

Nominees for Election as Directors

The following table sets forth the nominees to be elected at the annual meeting, the year each nominee was first elected as a director and each nominee’s age as of September 30, 2021:

Name and Year First Elected	Age	Position
E. Gray Payne (2017)	73	Director (Chair)
D. Kyle Cerminara (2015)	44	Director
Michael R. Dill (2017)	56	Director
R. Joseph Jackson (N/A)	55	Director
Charles T. Lanktree (2017)	72	Director
John M. Suzuki (2021)	57	Director
Inez M. Tenenbaum (N/A)	70	Director

The business experience of each nominee for director is set forth below as of September 30, 2021.

E. Gray Payne was appointed to the Board of Directors in January 2017 and has served as Chairman of the Board since July 2021. He served as Senior Vice President of The Columbia Group (“TCG”) from September 2010 to September 2017, where he was responsible for managing the Marine Corps and Navy Programs Divisions. TCG is a federal consulting firm working with the Department of Defense, the Department of Homeland Security, the National Oceanic and Atmospheric Administration, and private clients. TCG consults in the areas of logistics, acquisitions, program management, information technology, training, marine architecture and engineering, and command and control systems. Since December 2011, General Payne has also provided consulting services to and served on the Advisory Council of Marstel-Day, LLC, located in Fredericksburg, Virginia, which consults in the areas of conservation, environmental compliance, and encroachment. Prior to September 2010, General Payne was on active duty with the Marine Corps for 10 years, retiring as a Major General. His three commands as a General Officer included the Marine Corps Mobilization Command, the Marine Corps Logistics Command, and the 4th Marine Logistics Group. In his last tour with the Marine Corps, he served as Assistant Deputy Commandant for Facilities, where he was responsible for 28 installations and an annual budget exceeding $5.5 billion. Prior to March 2001, he worked with a number of companies in various capacities, including as a management consultant, Chief Financial Officer, Chief Operating Officer, and Chief Executive Officer of companies ranging in size from $2.5 million to $100 million. General Payne currently serves on the board of directors of FG Financial Group, Inc. (Nasdaq: FGF), a publicly traded reinsurance and financial services company (since May 2018), VetCV (since December 2017), and National Wildlife Refuge Association (since June 2018). He is a prior chairman of the board of the Marine Corps Association and Foundation and served on the Advisory Council of Marstel-Day, LLC. He received a B.S. in Economics from North Carolina State University and a M.S. in Strategic Studies from U.S. Army War College. A member of the National Association of Corporate Directors, he has also earned the Professional Director designation from the American College of Corporate Directors.

D. Kyle Cerminara was appointed to the Board of Directors in July 2015 and served as Chairman from March 2017 until April 2020. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012, which is the largest stockholder of the Company, and serves as its Chief Executive Officer.

Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, investment management, technology and communication sectors. These include FG Financial Group, Inc. (Nasdaq: FGF) (formerly known as 1347 Property Insurance Holdings, Inc.), which operates as a diversified reinsurance and investment management company, since December 2016; Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which has entered into a definitive business combination agreement with Hagerty, a leading specialty insurance provider focused on the global automotive enthusiast market, since April 2021; Ballantyne Strong, Inc. (NYSE American: BTN), a holding company with diverse business activities focused on serving the entertainment and retail markets, since February 2015; and Firefly Systems Inc., a venture- backed digital advertising company, since August 2020. He has also served as President of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors since February 2021.

From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Cerminara was appointed Chairman of FG Financial Group, Inc. in May 2018. He was also appointed Chairman of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), from June 2018 to June 2021, and served as a member of its board of directors from June 2016 to October 2021. Mr. Cerminara has served as the Chairman of Ballantyne Strong, Inc. since May 2015. He also previously served as its Chief Executive Officer from November 2015 to April 2020. He also served on the board of directors of Limbach Holdings, Inc. (Nasdaq: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (Nasdaq: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.

Prior to these roles, Mr. Cerminara was a portfolio manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a director and sector head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a portfolio manager and director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a vice president, associate portfolio manager and analyst at T. Rowe Price (Nasdaq: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an analyst at Legg Mason from 2000 to 2001.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Michael R. Dill was appointed to the Board of Directors in March 2017. Mr. Dill is currently Senior Vice President of Customers and Marketing for Albany Engineered Composites, a global leader of aerospace composites design and manufacturing. He has served as President, Americas West, and previously as Vice President and General Manager, of GKN Aerospace Engine Systems North America, a designer and manufacturer of aerospace engine components, since April 2017. Mr. Dill previously served as President of the Aerospace, Power Generation and General Industrial divisions at AFGlobal Corporation, a privately-held, integrated technology and manufacturing company, from August 2014 to April 2017. Prior to joining AFGlobal, Mr. Dill held various positions in the Aerospace and Defense division of CIRCOR International (NYSE: CIR), a publicly-traded global manufacturer of highly engineered environment products, including serving as Group Vice President from 2009 to 2014, Vice President of Business Development and Strategy from 2010 to 2011 and Director of Continuous Improvement from 2009 to 2011. From 2007 to 2009, he served as a Business Unit Director and Facility Leader within the aerospace group of Parker Hannifin Corporation (NYSE: PH), a publicly-traded diversified manufacturer of motion and control technologies and systems. Before joining Parker Hannifin Corporation, he held various positions with Shaw Aero Devices, Inc., a producer of aerospace components and equipment, from 1996 to 2007, and Milliken and Company, a manufacturing company, from 1988 to 1996. Mr. Dill received a B.S. in Management from the Georgia Institute of Technology.

R. Joseph Jackson was nominated to the Board of Directors for the 2021 Annual Meeting. Mr. Jackson currently serves as the Managing Partner of Metrolina Capital, a firm that is in the business of providing private lending, structured equity, and making real estate investments. Mr. Jackson founded Metrolina Capital, which is the evolution of various Metrolina entities that started in 1996, and has served as Managing Partner since its inception. His background and experience include commercial real estate investments, private lending, structured equity, analytics, development, and consulting.

Mr. Jackson completed his Bachelor of Arts degree in Economics and a Master of Business Administration degree from the University of North Carolina at Charlotte. He has been a licensed Real Estate Broker since 1984 (NC Broker #93412/SC Broker #59906) and has been a State Certified General Real Estate Appraiser since 1990 (NC #A3241/SC #CG1838).

Mr. Jackson earned the MAI (#41604) membership designation from the Appraisal Institute, which is held by professionals who can provide a wide range of services relating to all types of real property, such as providing opinions of value, evaluations, reviews, and consulting regarding investment decisions. He also holds the CCIM (Certified Commercial Investment Member) designation, a globally recognized designation with members across North America and in more than 30 countries. His CCIM designation number is #19213. In addition, Mr. Jackson also holds an MRICS (#6208909) designation. The Royal Institution of Chartered Surveyors (RICS) is a professional body promoting and enforcing the highest international standards in the valuation, management and development of land, real estate, construction and infrastructure.

Mr. Jackson currently serves on the following boards: 1) Carolinas Business Capital, a regional Small Business Administration Certified Development Corporation, for over 20 years and has served as board chair for the last 4 years; 2) Community First Bancorporation and Community First Bank in South Carolina; 3) SeaTrust Mortgage, a subsidiary of Community First Bancorporation, where he is currently board chair; and 4) Camino Community Center, a non-profit organization serving the Latino community. He also serves on the finance committee of First Baptist Church in Blowing Rock, North Carolina, and is an investment manager for a private REIT.

Charles T. Lanktree was appointed to the Board of Directors in March 2017. Mr. Lanktree has served as Chief Executive Officer of Eggland’s Best, LLC, a joint venture between Eggland’s Best, Inc. and Land O’Lakes, Inc. distributing nationally branded eggs, since 2012 and also served as its President from 2012 to 2018. Since 1997, Mr. Lanktree has served as President and Chief Executive Officer of Eggland’s Best, Inc., a franchise-driven consumer egg business, where he previously served as the President and Chief Operating Officer from 1995 to 1996 and Executive Vice President and Chief Operating Officer from 1990 to 1994. Mr. Lanktree currently serves on the board of directors of Eggland’s Best, Inc. and several of its affiliates and on the board of directors of Ballantyne Strong, Inc. (NYSE American: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets. From 2010 to 2013, he served on the board of directors of Eurofresh Foods, Inc., a privately-held company, and, from 2004 to 2013, he was on the board of directors of Nature’s Harmony Foods, Inc. Prior to joining Eggland’s Best, Inc., Mr. Lanktree served as the President and Chief Executive Officer of American Mobile Communications, Inc. from 1987 to 1990 and as the President and Chief Operating Officer of Precision Target Marketing, Inc. from 1985 to 1987. From 1976 to 1985, he held various executive-level marketing positions with The Grand Union Company and BeechNut Foods Corporation. Mr. Lanktree received an MBA from the University of Notre Dame and a B.S. in Food Marketing from St. Joseph’s College. He also served in the U.S. Army and U.S. Army Reserves from 1971 to 1977.

John M. Suzuki was appointed to the Board of Directors in July 2021. From May 2019 until accepting the position of Chief Executive Officer of the Company, Mr. Suzuki served as Chief Strategy Officer of Imperium Leadership, where he has overseen the development and growth of the business. From May 2015 through May 2019, he served as President and CEO of EFJohnson Technologies, a two-way radio manufacturer. From 2011 through 2015, Mr. Suzuki served in a variety of leadership positions, including as Senior Vice President of Sales for AVTEC Incorporated, and Vice President of Sales and Marketing for 3eTechnologies International, a subsidiary of UltraElectronics. From 2004 through 2011, Mr. Suzuki served as Senior Vice President, Sales of EFJohnson Technologies. Mr. Suzuki has a broad background in general management, strategy, product development, sales, marketing, supply chain, operations and engineering, and mergers and acquisitions. He is a strategic thinker with extensive experience in developing and growing new business opportunities. Mr. Suzuki holds a bachelor’s degree in electrical engineering from the University of Ottawa and an MBA from Duke University.

Inez M. Tenenbaum was nominated to the Board of Directors for the 2021 Annual Meeting. Ms. Tenenbaum practices law with Wyche, P.A. in Greenville, South Carolina, following her tenure as Chairman of the U.S. Consumer Product Safety Commission (CPSC). Ms. Tenenbaum was nominated Chairman of the CPSC by President Barack Obama on May 5, 2009, and was confirmed unanimously by the United States Senate on June 19, 2009. She began her term on June 22, 2009, and served until November 30, 2013, the end of her term, when she declined reappointment to the position.

During her tenure at the CPSC, she fulfilled a key promise to the Congress and consumers by working closely with agency staff, consumer stakeholders, and industry professionals to complete all the major safety rules required by the Consumer Product Safety Improvement Act of 2008 (CPSIA). Under her leadership, the CPSC created its first public database, www.saferproducts.gov, that provides consumers and manufacturers with access to information about consumer product hazards. Also during her tenure, the CPSC opened its first oversees office, located at the U.S. Embassy in Beijing, and opened the new National Product Testing and Evaluation Center, testing products for defects and establishing test methods to determine compliance with safety standards. And in 2011, the CPSC implemented a Risk Assessment Methodology (RAM) pilot project to analyze data available in Customs and Border Protection’s International Trade Data System (ITDS) to target potential unsafe products from coming into the country.

Prior to serving as Chairman for the CPSC, Ms. Tenenbaum was elected South Carolina’s State Superintendent of Education in 1998, and again in 2002. While serving as Superintendent, student achievement improved, with scores increasing on state, national, and international tests administered. Education Week, a distinguished national publication, ranked South Carolina highest in the country for the quality of its academic standards, assessment, and accountability system. Standard & Poor’s identified South Carolina as an “outperformer” on NAEP for consistently achieving above the statistical expectations, and the state’s SAT scores increased 34 points over Ms. Tenenbaum’s eight year tenure, the largest such gain in the nation during that time. In 2001, the Center for Creative Leadership, a nonprofit leadership institute in Greensboro, North Carolina, named Ms. Tenenbaum the recipient of its third annual Distinguished Alumni Award for “making leadership a fundamental requirement for school reform as part of South Carolina’s strategic plan for education.”

Ms. Tenenbaum received her Bachelor of Science in 1972 and Master of Education degrees in 1974 from the University of Georgia and her law degree from the University of South Carolina in 1986. She is the recipient of numerous honorary degrees and has been recognized by national, state, and community organizations for her civic work on consumer product safety, education leadership, women’s empowerment, and child and family advocacy.

Information about our Executive Officers

The following table presents information with respect to our executive officers as of September 30, 2021.

Name	Age	Position
John M. Suzuki	57	Chief Executive Officer
Timothy A. Vitou	64	President
William P. Kelly	65	Executive Vice President, Chief Financial Officer and Secretary
Henry R. (Randy) Willis	62	Chief Operating Officer
Branko Avanic, Ph.D.	60	Chief Technology Officer

John M. Suzuki was appointed as our Chief Executive Officer on July 19, 2021. From May 2019 until accepting the position of Chief Executive Officer of the Company, Mr. Suzuki served as Chief Strategy Officer of Imperium Leadership, where he has overseen the development and growth of the business. From May 2015 through May 2019, he served as President and CEO of EFJohnson Technologies, a two-way radio manufacturer. From 2011 through 2015, Mr. Suzuki served in a variety of leadership positions, including as Senior Vice President of Sales for AVTEC Incorporated, and Vice President of Sales and Marketing for 3eTechnologies International, a subsidiary of UltraElectronics. From 2004 through 2011, Mr. Suzuki served as Senior Vice President, Sales of EFJohnson Technologies. Mr. Suzuki has a broad background in general management, strategy, product development, sales, marketing, supply chain, operations and engineering, and mergers and acquisitions. He is a strategic thinker with extensive experience in developing and growing new business opportunities. Mr. Suzuki holds a bachelor’s degree in electrical engineering from the University of Ottawa and an MBA from Duke University.

Timothy A. Vitou has been our President since January 17, 2017. He previously served as the Company’s Senior Vice President of Sales and Marketing since May 2008. Prior to that, he served as Vice President of Sales for Mobility Electronics, Inc., from August 2006 to May 2007, Senior Director of Global Go-To-Market, for Motorola Solutions, Inc., from April 2002 to April 2006, and General Manager, Americas Region, for Motorola Solutions, from April 2000 to April 2002.

William P. Kelly has been our Executive Vice President and Chief Financial Officer since July 1997, and Secretary since June 2000. From October 1995 to June 1997, he was Vice President and Chief Financial Officer of our subsidiary, RELM Communications, Inc. From January 1993 to October 1995, he was the Financial Director of Harris Corp. Semiconductor Sector.

Henry R. (Randy) Willis has been our Chief Operating Officer since March 14, 2018. He previously served as the Company’s Vice President of Operations since August 2017, overseeing all aspects of manufacturing and quality. Prior to joining the Company, he held leadership positions in manufacturing, operations, quality, supply chain, industrial engineering and program management, including founding and serving as President of Target Velocity Consulting, Inc., a “Lean/Six Sigma” firm specializing in operational improvements, from December 2009 to August 2017 and Vice President, Continuous Improvement, for CIRCOR International, Inc. (NYSE: CIR), from August 2007 to December 2009. He also served in leadership positions for Parker-Hannifin Corporation (NYSE: PH) from January 2005 to August 2007 and Honeywell International Inc. (NYSE: HON) from June 1998 to January 2005. Mr. Willis holds certifications as a Lean Master and Six Sigma Black Belt and B.S. and M.S. degrees in Industrial Technology from East Carolina University.

Branko Avanic, Ph.D., has been our Chief Technology Officer since October 30, 2019. Dr. Avanic previously served as Senior Vice President of Engineering of BK Technologies, Inc., our wholly-owned subsidiary, since August 13, 2019. Prior to joining the Company, he served in a number of roles at Motorola Solutions, Inc. (NYSE: MSI), including Director, Head Architect – Devices Engineering for several different projects from 2015 through June 2019 and a variety of other roles from 1999 to 2015. Dr. Avanic also serves as President of Ph.D. Research Group Inc. Dr. Avanic has previously served as an adjunct professor at the University of Miami and Florida Atlantic University. He received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of Miami.

CORPORATE GOVERNANCE

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. The Board of Directors, which is elected by the stockholders, is our ultimate decision-making body, except with respect to those matters reserved to our stockholders. The Board selects the senior management team, which is charged with the conduct of our business. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management and ultimately monitors its performance.

Board of Directors Independence

The NYSE American corporate governance listing standards provide that the Company, as a smaller reporting company, may have a board of directors consisting of at least fifty percent (50%) independent directors. Our Board of Directors reviews the relationships that each director has with us and other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the independence requirements of the NYSE American corporate governance listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors. The Board of Directors reviews a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with us and our subsidiaries; their relationships with management and other directors; the relationships their current and former employers have with us and our subsidiaries; and the relationships between us and other companies of which our Board members are directors or executive officers. The Board of Directors reviewed the various factors described above in April 2021, including an evaluation of the holdings of Fundamental Global, one of our most significant stockholders, and Mr. Cerminara’s positions as its Chief Executive Officer, Co-Founder and Partner, and our investment in FG Financial Group, Inc. (Nasdaq: FGF), through our investment in FGI 1347 Holdings, LP, a consolidated variable interest entity of which we are the sole limited partner. Pursuant to such evaluation, the Board of Directors determined that Messrs. Dill, Lanktree, and General Payne were “independent” directors within the independence requirements of the NYSE American corporate governance listing standards and all applicable rules and regulations of the SEC. All Board committee members during 2020 were, and all current Board committee members are, independent for the purpose of the committees on which they served or serve.

Stockholder Communications

Our Board of Directors believes that it is important for our stockholders and other interested parties to have a process to send communications to the Board. Accordingly, stockholders and other interested parties desiring to send a communication to the Board of Directors or to a specific director may do so by delivering a letter to our Corporate Secretary at 7100 Technology Drive, West Melbourne, Florida 32904. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication” (or “interested party-board communication” or “interested party-director communication,” as appropriate). All such letters must identify the author as the stockholder or interested party and clearly state whether the intended recipients of the letter are all members of our Board of Directors or certain specified individual directors. The secretary will open such communications and make copies, and then circulate them to the appropriate director or directors and such other individuals in accordance with our corporate governance policies.

Policy Concerning Director Attendance at Annual Stockholders’ Meetings

While we encourage all members of our Board of Directors to attend our annual stockholders’ meetings, there is no formal policy as to their attendance at annual stockholders’ meetings. All six of our directors serving at the time of the 2020 annual stockholders’ meeting attended such meeting.

Codes of Ethics

Our Board of Directors has adopted the Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and the Code of Ethics for the CEO and Senior Financial Officers (the “Code of Ethics”) containing additional specific policies. The Code of Conduct and the Code of Ethics are posted on our Internet website at www.bktechnologies.com/investor-relations and are available free of charge, upon request to Corporate Secretary, 7100 Technology Drive, West Melbourne, Florida 32904; telephone number: (321) 984-1414.

Any amendment to, or waiver from, a provision of the codes of ethics applicable to our directors and executive officers will be disclosed in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless the rules of the NYSE American then permit website posting of such amendments and waivers, in which case we would post such disclosures on our Internet website.

Hedging and Pledging Policy

Our insider trading policy prohibits our officers, other employees and directors from hedging or pledging our shares.

Legal Proceedings

No director or executive officer has been involved in any legal proceeding during the past ten years that is material to an evaluation of his or her ability or integrity.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Meetings and Committees of the Board of Directors

The Board of Directors held 11 meetings during 2020, and each of the directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors held during the period for which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he was a member of that committee.

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. As of October 25, 2021, the members of the committees of the Board of Directors were as follows:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
E. Gray Payne(1)	Chair	X	Chair
D. Kyle Cerminara
Michael R. Dill	X	Chair	X
Charles T. Lanktree	X	X	X
John M. Suzuki
John W. Struble

(1)
Chairman of the Board.

Audit Committee.  The Audit Committee has a written charter, which is available at our website at www.bktechnologies.com/investor-relations. The Audit Committee Charter requires that the Audit Committee consist of two or more members of the Board of Directors, each of whom are independent, as defined by the corporate governance listing standards of the NYSE American.

The Board of Directors has determined that each member of the Audit Committee is, and was during 2020, independent, as defined by Rule 10A-3 of the Exchange Act, and the corporate governance listing standards of the NYSE American. The Board of Directors also has determined that General Payne is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee has oversight responsibility for the quality and integrity of our consolidated financial statements and is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee meets privately with members of our independent registered public accounting firm, which has unrestricted access and reports directly to the committee, and annually reviews their performance and independence from management in deciding whether to continue to retain the accounting firm or engage a different accounting firm. The Audit Committee also evaluates the lead partner designated by the independent auditor. As required by the SEC’s rules, the committee is directly involved in the review and selection of the audit partners serving on the auditor’s engagement team during mandated five-year partner rotations. The Audit Committee also oversees audit fee negotiations associated with our retention of the independent auditor and has the sole authority to approve such fees. The Audit Committee met five times during 2020. The primary functions of the Audit Committee are to oversee: (i) the audit of our consolidated financial statements provided to the SEC and our stockholders; (ii) our internal financial and accounting processes; (iii) the independent audit process; and (iv) compliance with our Code of Conduct and Code of Ethics, as well as conflicts of interest and related party transactions. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rules 10A-3(b)(2), (3), (4), and (5) of the Exchange Act, concerning the responsibilities relating to: (a) registered public accounting firms, (b) complaints relating to accounting, internal accounting controls or auditing matters, (c) authority to engage advisors, and (d) funding. These and other aspects of the Audit Committee’s authority are more particularly described in the Audit Committee Charter.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm, MSL. The policy requires that all services to be provided by MSL, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The Audit Committee approved all audit services provided by MSL to us during 2020. MSL did not provide any audit-related or non-audit services to us during 2020.

Compensation Committee. All members of the Compensation Committee are, and were during fiscal 2020, independent under the corporate governance listing standards of the NYSE American and applicable SEC rules and regulations. The Compensation Committee has a written charter, which is available at our website at www.bktechnologies.com/investor-relations. The functions performed by the Compensation Committee include reviewing and approving all compensation arrangements for our executive officers and administering our equity incentive plans and programs. The Compensation Committee makes all final compensation decisions for our executive officers, including equity grants. The Compensation Committee reviews the performance of our executive officers, including the principal executive officer. Our principal executive officer annually reviews the performance of each of our executive officers and other officers, and makes recommendations regarding our executive officers and other officers and managers to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in modifying any of our principal executive officer’s recommendations. In performing its functions, the Compensation Committee may retain and terminate outside counsel, compensation and benefits consultants or other experts. During 2020, the Compensation Committee met four times.

Nominating and Governance Committee. All members of the Nominating and Governance Committee are, and were during fiscal 2020, independent under the corporate governance listing standards of the NYSE American. The Nominating and Governance Committee has a written charter, which is available at our website at www.bktechnologies.com/investor-relations. During 2020, the Nominating and Governance Committee met two times.

The functions of the Nominating and Governance Committee include determining and recommending to the Board of Directors the slate of director nominees for election to the Board of Directors at each annual stockholders’ meeting and identifying and recommending director candidates to fill vacancies occurring between annual stockholders’ meetings. In addition, the Nominating and Governance Committee reviews, evaluates and recommends changes to our corporate governance policies and monitors our compliance with these corporate policies.

Board Leadership and Board’s Role in Risk Oversight

During 2020, we had a separate Chairman of the Board and Principal Executive Officer. Our Board of Directors believed this Board leadership structure was best for the Company and our stockholders at the time. Mr. Struble served as our Chairman of the Board until July 8, 2021, at which time the Board appointed General Payne as the Chairman of the Board. Our Principal Executive Officer was our President, Timothy A. Vitou, until the appointment of John M. Suzuki as our Chief Executive Officer on July 19, 2021. The Board believed it was in the Company’s best interest to have a separate Chairman of the Board and Principal Executive Officer so that the Principal Executive Officer could devote his time and energy on the day-to-day management of the business, while the Chairman of the Board could focus on providing advice and oversight of management. Because our Chairman is appointed annually by our non-management directors, such directors are able to evaluate the leadership and performance of our Chairman each year. The Board believes that it remains in the Company’s best interests to have a separate Chairman of the Board and Principal Executive Officer at this time for the reasons described above, and the Chairman will continue to be appointed annually by our non-management directors. The Board does not believe that one particular leadership structure is appropriate at all times and will continue to evaluate the Board’s leadership structure from time to time.

The Board of Directors has not named a lead independent director, as it receives strong leadership from all of its members. Our Board committees consist of only independent members, and our independent directors meet at least annually in executive session without the presence of non-independent directors and management. In addition, our directors take active and substantial roles in the activities of our Board of Directors at the full Board meetings. Our Board believes that this open structure, as compared to a system in which there is a designated lead independent director, facilitates a greater sense of responsibility among our directors and facilitates active and effective oversight by the independent directors of the Company’s operations and strategic initiatives, including any risks.

Our Board of Directors, both as a whole and through its three standing committees, has an advisory role in the Company’s risk management process. The Board of Directors does not have a standing risk management committee. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. In particular, the Board is responsible for monitoring and assessing strategic and operational risk exposure, which may include financial, legal and regulatory, human capital, environmental, information technology, security and reputational risks. In addition, management and the Board of Directors have recently focused on risks relating to, and impact on the Company from, the COVID-19 pandemic, and will continue to do so while the situation remains in flux. Our management team maintains primary responsibility for the Company’s risk management, and the Board and its committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal controls and our historically conservative practices when assessing the Company’s risks. The Audit Committee considers and discusses financial risk exposures and the steps management has taken to monitor and control these exposures, and also provides oversight of the performance of the internal audit function. The Nominating and Governance Committee monitors the effectiveness of our corporate governance policies and the selection of prospective Board members and their qualifications, as well as environmental, social and governance (“ESG”)-related risks. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. In addition, the Compensation Committee reviews and monitors matters related to human capital management, including diversity and inclusion initiatives and management of human capital risks. Each committee must report findings regarding material risk exposures to the Board as quickly as possible. The Board believes that its role in risk oversight does not affect the Board’s leadership structure.

Like all businesses, we also face threats to the Company’s cybersecurity, as the Company is reliant upon information systems and the Internet to conduct its business activities. In light of the pervasive and increasing threat from cyberattacks, the Board and the Audit Committee, with input from management, assess the Company’s cybersecurity threats and the measures implemented by the Company to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests management to report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks. With input from management, the Audit Committee assesses the Company’s cybersecurity risks and the measures implemented by the Company to mitigate and prevent cyberattacks and respond to data breaches, and periodically reports on the Company’s cybersecurity program to the Board of Directors.

Director Nomination Process

In accordance with the Nominating and Governance Committee’s written charter, the Nominating and Governance Committee has established policies and procedures for the nomination of director candidates to the Board of Directors. The committee determines the required selection criteria and qualifications of director candidates based upon our needs at the time director candidates are considered. Minimum qualifications for director candidates are set forth in the committee’s “Policy Regarding Minimum Qualifications of Director Candidates” and include threshold criteria, such as integrity, absence of conflicts of interest that would materially impair a director’s ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director to the Company and our stockholders, ability to represent fairly and equally all stockholders, demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors, sound judgment, as a result of management or policy-making experience, that demonstrates an ability to function effectively in an oversight role, general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company, and adequate time to serve. The Nominating and Governance Committee does not have a formal diversity policy. However, as noted in the committee’s “Policy Regarding Minimum Qualifications of Director Candidates”, the committee, as one of its considerations, considers the extent to which the membership of the candidate on the Board will promote diversity among the directors, and seeks to promote through the nominations process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship. The committee also considers the overall composition of the Board and its committees, compliance with the NYSE American listing standards, and the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

We are of the view that the continuing service of qualified incumbent directors promotes stability and continuity in the function of the Board of Directors, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure.

The Nominating and Governance Committee has adopted procedures consistent with the practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board, who the committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. These procedures are set forth in the committee’s “Procedures for Identifying and Evaluating Director Candidates” policy. When evaluating the qualifications and performance of the incumbent directors that desire to continue their service on our Board, the committee will (i) consider whether the director continues to satisfy the minimum qualifications for director candidates adopted by the committee, (ii) review the assessments of the performance of the director during the preceding term made by the committee, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the director. When there is no qualified and available incumbent, the committee will also solicit recommendations for nominees from persons that the committee believes are likely to be familiar with qualified candidates. These persons may include members of our Board of Directors and management of the Company. The committee may also determine to engage a professional search firm to assist in identifying candidates. As to each recommended candidate that the committee believes merits consideration, the committee will consider, among other things, whether the candidate possesses any of the specific qualities or skills that under the committee’s policies must be possessed by one or more members of the Board, the contribution that the candidate can be expected to make to the overall functioning of the Board and the extent to which the membership of the candidate on the Board will promote diversity among the directors.

The Nominating and Governance Committee has adopted a policy with regard to the consideration of director candidates submitted by stockholders. This policy is set forth in the committee’s “Policy Regarding Director Candidate Recommendations Submitted by Stockholders.” The committee will only consider director candidates submitted by stockholders who satisfy the minimum qualifications prescribed by the committee for director candidates, including that a director must represent the interests of all stockholders and not serve for the purpose of favoring or advancing the interests of any particular stockholder group or other constituency.

In accordance with this policy, the Nominating and Governance Committee will consider director candidates recommended by stockholders only where the committee has determined to not re-nominate an incumbent director. In addition, the committee will not consider any recommendation by a stockholder or an affiliated group of stockholders unless such stockholder or group of stockholders has owned at least five percent (5%) of our common stock for at least one year as of the date the recommendation is made. Any eligible stockholder (or affiliated group of stockholders) who desires to recommend a director candidate for consideration by the Nominating and Governance Committee generally must ensure that it is received by the Company no later than 120 days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. In the event that the date of the annual meeting of stockholders for the current year is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting of stockholders for the current year. Any eligible stockholder (or affiliated group of stockholders) who desires to recommend a director candidate for consideration by the Nominating and Governance Committee for the 2022 annual meeting of stockholders is required to do so prior to July 1, 2022.

Any such eligible stockholder (or affiliated group of stockholders) is required to submit complete information about itself and the recommended director candidate as specified in the committee’s “Procedures for Stockholders Submitting Director Candidate Recommendations” policy and as set forth in the advance notice provisions in our bylaws. Such information must include, among other things, (i) the number of our common shares beneficially owned by the recommending stockholder and the length of time such shares have been held, (ii) the name, age and experience of the director candidate, (iii) whether the director candidate owns any of our securities, (iv) whether the director candidate has a direct or indirect material interest in any transaction in which we are a participant, (v) a description of all relationships between the director candidate and the recommending stockholder, and (vi) a statement setting forth the director candidate’s qualifications. Submissions should be addressed to the Nominating and Governance Committee care of our Corporate Secretary at our principal headquarters, 7100 Technology Drive, West Melbourne, Florida 32904. Submissions must be made by mail, courier or personal delivery. E-mail submissions will not be considered.

Copies of the policies of the Nominating and Governance Committee are available on our website at www.bktechnologies.com/investor-relations.

The Nominating and Governance Committee evaluated General Payne, Messrs. Cerminara, Dill, Jackson, Lanktree, Suzuki and Ms. Tenenbaum, of whom General Payne and Messrs. Cerminara, Dill, Lanktree and Suzuki are incumbent directors, and recommended their nomination to the Board of Directors. The Board, in turn, nominated these seven persons for election as directors at the annual meeting.

DIRECTOR COMPENSATION FOR 2020

Director Compensation Program

On September 6, 2018, the Board, upon the recommendation of the Compensation Committee, adopted a new director compensation program for all non-employee directors, effective as of September 1, 2018. The program was adopted to remain competitive in attracting and retaining qualified Board members and to better align director compensation to other public companies of comparable size to the Company.

Under the program, each non-employee director receives an annual retainer fee of $50,000, payable in quarterly cash installments. Each non-employee director also receives an annual grant of RSUs with a value of $40,000 pursuant to the 2017 Plan. Each RSU represents a contingent right to receive one share of our common stock. The RSUs vest in five equal annual installments, beginning with the first anniversary of the grant date, subject to the recipient’s continued service as a director of the Company through such date, provided that, if the director makes himself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated for the Board of Directors for election by stockholders, other than for good reason, as determined by the Board in its discretion, then the RSUs will vest in full as of the director’s last date of service as a director of the Company.

In addition, the director compensation program provides for an additional annual cash retainer of $3,000, payable in quarterly cash installments, for each Board committee served on, or an additional annual cash retainer of $10,000, payable in quarterly cash installments, per committee for service as committee chairman. On April 27, 2020, the Compensation Committee approved an additional cash retainer of $75,000 for the Chairman of the Board, payable in quarterly cash installments. All non-employee directors are entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in connection with their attendance at meetings of the Board and any committee thereof on which they serve. If a non-employee director does not serve on the Board or a Board committee, or as Chairman or as a Board committee chairman, for the full year, the Board and any applicable Board committee, Board Chairman, and any Board committee chairman retainers are prorated for the portion of the year served. If a non-employee director joins the Board after the grant of RSUs for that year, the non-employee director’s grant of RSUs will be prorated for the portion of the year to be served.

Our 2017 Plan provides that the aggregate grant date fair value of all awards granted to any single non-employee director during any single calendar year (determined as of the applicable grant date(s) under applicable financial accounting rules), taken together with any cash fees paid to the non-employee director during the same calendar year, may not exceed $200,000.

The following table shows the compensation paid to our non-employee directors for fiscal 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John W. Struble(2)	111,000	40,000	151,000
D. Kyle Cerminara(2)	68,750	40,000	108,750
Michael R. Dill(2)	66,750	40,000	106,750
Charles T. Lanktree(2)(3)	70,750	40,000	110,750
E. Gray Payne(2)(3)	87,750	40,000	127,750
Lewis M. Johnson(2)(4)	68,750	40,000	108,750
Ryan R.K. Turner(2)(5)	14,000	—	14,000
_________________

(1)
Stock awards represent the aggregate grant date fair value of 13,157 RSUs granted on August 24, 2020, to each of the non-employee directors (excluding Mr. Turner who resigned from the Board on April 24, 2020). The RSUs were granted pursuant to the 2017 Plan and represent a portion of the compensation payable to our non-employee directors, as described above. Each RSU represents a contingent right to receive one share of our common stock. The RSUs vest in full in five equal annual installments, beginning on the first anniversary of the grant date, subject to the director’s continued service as a director of the Company through such date, provided that, if the director makes himself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated for the Board for election by stockholders, other than for good reason, as determined by the Board in its discretion, then the RSUs shall vest in full as of the director’s last date of service as a director of the Company. In addition, the 2017 Plan and the RSU award agreements grant the Compensation Committee the discretion to accelerate vesting of the RSUs upon the occurrence of a “change in control” (as defined under the 2017 Plan) or in connection with the termination of the director’s service for any reason prior to the vesting date.

The amounts shown represent the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718 “Compensation-Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 1 (Summary of Significant Accounting Policies) and Note 10 (Share-Based Employee Compensation) of our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2020 (as amended by Form 10-K/A).

(2)
The aggregate number of option and stock awards outstanding (including exercised and unexercised stock options and unvested RSUs) as of December 31, 2020, for each non-employee director was as follows:

Name	Option Awards (#)	Stock Awards (#)
John W. Struble	—	24,505RSUs
D. Kyle Cerminara	5,000 (all exercisable)	24,505 RSUs
Michael R. Dill	—	24,505 RSUs
Charles T. Lanktree	—	24,505 RSUs
E. Gray Payne	5,000 (all exercisable)	24,505 RSUs
Lewis M. Johnson	5,000 (all exercisable)	24,505 RSUs
Ryan R.K. Turner	—	—

The 24,506 RSUs outstanding for each director listed above as of December 31, 2020 include 3,037 RSUs remaining pursuant to a grant made on September 6, 2018 (not including 2,026 RSUs that vested prior to December 31, 2020), 8,311 RSUs granted on September 6, 2019 (not including 2,078 RSUs that vested prior to December 31, 2020) and 13,157 RSUs remaining pursuant to a grant made on August 24, 2020. Such RSUs vest in full in five equal annual installments, beginning on the first anniversary of the respective grant date, in each case subject to the director’s continued service as a director of the Company through such date, provided that, if the director makes himself available and consents to be nominated by the Company for continued service as a director of the Company, but is not nominated for the Board of Directors for election by stockholders, other than for good reason, as determined by the Board in its discretion, then the RSUs will vest in full as of the director’s last date of service as a director of the Company. See footnote 1 above for more information.

(3)
Amount includes fees ($13,250 for Mr. Lanktree and $16,500 for General Payne) earned for Board and committee service in the fourth quarter of fiscal 2019 that were paid in January 2020.

(4)
On March 2, 2021, Lewis M. Johnson resigned from the Board, effective immediately. On the same day, the Compensation Committee approved the accelerated vesting of all of his outstanding RSUs as of that date.

(5)
On April 24, 2020, Mr. Turner resigned from the Board, effective immediately. On the same day, the Compensation Committee approved the accelerated vesting of all of his outstanding RSUs as of that date.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission nor shall this report be incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2020, with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has reviewed and discussed with our independent registered public accounting firm, MSL, P.A., which is responsible for expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from MSL, P.A. required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with MSL, P.A. its independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board approved) that the audited consolidated financial statements for 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission.

This report is provided by the following independent directors, who comprise the Audit Committee:

E. Gray Payne (Chair)
Michael R. Dill
Charles T. Lanktree

EXECUTIVE COMPENSATION

SUMMARY EXECUTIVE COMPENSATION TABLE FOR 2019-2020

The following table provides certain summary information concerning the compensation of our named executive officers for the last two completed fiscal years ended December 31, 2020:

	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Timothy A. Vitou	2020	275,000	45,000	—	—	—	21,980(4)	341,980
President	2019	270,096	—	—	51,480	—	15,870(4)	337,446

William P. Kelly	2020	215,000	30,000	—	—	—	28,367(5)	273,367
Executive Vice President, Chief Financial Officer and Secretary	2019	212,058	—	—	34,320	—	15,480(5)	261,858

Randy Willis	2020	215,000	60,000	—	—	—	7,985(6)	282,985
Chief Operating Officer	2019	212,058	—	—	34,320	—	41,415(6)	287,793

Branko Avanic(1)	2020	235,000	75,000	—	—	—	11,477(7)	321,477
Chief Technology Officer	2019	82,808	—	—	38,070	—	853(7)	121,731
_____________

(1)
Effective October 30, 2019, Dr. Avanic, then Senior Vice President of Engineering of BK Technologies, Inc., was appointed as Chief Technology Officer of the Company, effective immediately. Dr. Avanic’s compensation for 2019 includes $48,462 in compensation received from August 13, 2019, through October 30, 2019, in his role as Senior Vice President of Engineering of BK Technologies, Inc.

(2)
On March 16, 2021, the Compensation Committee approved payment of cash bonuses of $45,000 to Mr. Vitou, $30,000 to Mr. Kelly, $60,000 to Mr. Willis, and $75,000 to Dr. Avanic.

(3)
The amounts in this column represent the aggregate grant date fair value of stock options granted to the Named Executive Officer computed in accordance with FASB ASC Topic 718. The value ultimately realized by the Named Executive Officer upon the actual exercise of the stock options may or may not be equal to the FASB ASC Topic 718 computed value. For a discussion of valuation assumptions, see Note 1 (Summary of Significant Accounting Policies) and Note 10 (Share-Based Employee Compensation) of our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2020.

On March 5, 2019, the Compensation Committee granted non-qualified stock options to Messrs. Vitou, Kelly and Willis to purchase 30,000, 20,000 and 20,000 shares, respectively, of the Company’s common stock, at an exercise price of $4.07 per share. On October 30, 2019, in connection with Dr. Avanic’s appointment as Chief Technology Officer, the Compensation Committee granted non-qualified stock options to Dr. Avanic to purchase 30,000 shares of the Company’s common stock, at an exercise price of $3.61 per share. Additional information about the stock option awards can be found below under “—Stock Option Awards.”

(4)
The amounts in this column for Mr. Vitou represent the Company’s matching contributions for fiscal 2020 and fiscal 2019 of $2,909 and $6,752, respectively, to Mr. Vitou’s account under the Company’s 401(k) plan; the Company’s payments for fiscal 2020 and fiscal 2019 of $8,495 and $9,118, respectively, for long-term disability, life and health insurance premiums for the benefit of Mr. Vitou; and the Company’s payment for fiscal 2020 of $10,576 for accrued unused vacation time.

(5)
The amounts in this column for Mr. Kelly represent the Company’s matching contributions for fiscal 2020 and fiscal 2019 of $2,729 and $6,362, respectively, to Mr. Kelly’s account under the Company’s 401(k) plan; the Company’s payments for fiscal 2020 and fiscal 2019 of $8,495 and $9,118, respectively, for long-term disability, life and health insurance premiums for the benefit of Mr. Kelly; and the Company’s payment for fiscal 2020 of $17,144 for accrued unused vacation time.

(6)
The amounts in this column for Mr. Willis represent the Company’s matching contribution for fiscal 2020 and fiscal 2019 of $2,729 and of $5,900, respectively, to Mr. Willis’s account under the Company’s 401(k) plan; the Company’s payments for fiscal 2020 and fiscal 2019 of $5,256 and $5,515 for long-term disability, life and health insurance premiums for the benefit of Mr. Willis. The amounts in this column also include the Company’s payment to Mr. Willis during fiscal 2019 of a one-time cash payment of $30,000 to offset potential losses incurred by Mr. Willis in connection with the sale of his house located in Charlotte, North Carolina. Mr. Willis relocated from Charlotte, North Carolina, to Brevard County, Florida, in order to be closer to the Company’s principal executive offices. The payment was made pursuant to a retention agreement entered into between the Company and Mr. Willis. See “—Named Executive Officer Appointments and Agreements—Retention Agreement” below for more information about this agreement.

(7)
The amount in this column for Dr. Avanic represents the Company’s matching contributions for fiscal 2020 and fiscal 2019 of $2,982 and $27, respectively, to Dr. Avanic’s account under the Company’s 401(k) plan; the Company’s payments for fiscal 2020 and 2019 of $8,495 and $582 for long-term disability, life and health insurance premiums for the benefit of Dr. Avanic.

Except as disclosed above, Mr. Vitou, Mr. Kelly, Mr. Willis and Dr. Avanic did not receive any other compensation during fiscal 2020 or fiscal 2019, except for perquisites and other personal benefits, of which the total aggregate value for each of them did not exceed $10,000.

Named Executive Officer Appointments and Agreements

Appointment of Chief Executive Officer

On July 19, 2021, the Board of Directors appointed John M. Suzuki as the Chief Executive Officer of the Company. In connection with Mr. Suzuki’s appointment, the Company and Mr. Suzuki entered into an employment agreement (the “Suzuki Employment Agreement”) , which is described below under “Employment Agreements.”

Mr. Suzuki previously served as Chief Strategy Officer of Imperium Leadership from May 2019 until his appointment as Chief Executive Officer of the Company. From May 2015 through May 2019, he served as President and CEO of EFJohnson Technologies, a two-way radio manufacturer. From 2011 through 2015, Mr. Suzuki served in a variety of leadership positions, including as Senior Vice President of Sales for AVTEC Incorporated, and Vice President of Sales and Marketing for 3eTechnologies International, a subsidiary of UltraElectronics. From 2004 through 2011, Mr. Suzuki served as Senior Vice President, Sales of EFJohnson Technologies. Mr. Suzuki has a broad background in general management, strategy, product development, sales, marketing, supply chain, operations and engineering, and mergers and acquisitions. He is a strategic thinker with extensive experience in developing and growing new business opportunities. Mr. Suzuki holds a bachelor’s degree in electrical engineering from the University of Ottawa and an MBA from Duke University.

Appointment of Chief Technology Officer

On October 30, 2019, the Board of Directors appointed Dr. Avanic as Chief Technology Officer of the Company, effective immediately. In connection with such appointment, BK Technologies, Inc. entered into an employment agreement with Dr. Avanic, executed November 5, 2019 (the “Avanic Employment Agreement”), which is described below under “Employment Agreements.”

Dr. Avanic previously served as Senior Vice President of Engineering of BK Technologies, Inc., since August 2019, pursuant to an offer letter, dated July 15, 2019 (the “Avanic Offer Letter”). The Avanic Offer Letter provided for an annual base salary of $225,000 and the opportunity to earn a bonus of up to 30% of his annual base salary, as well as eligibility to participate in the Company’s benefit plans. For his service in such role, Dr. Avanic received payments equal to $48,462. The Avanic Offer Letter also provided Dr. Avanic the opportunity to receive a stock-based grant of 20,000 shares. On October 30, 2019, as contemplated under the Avanic Offer Letter and in connection with his appointment as Chief Technology Officer, the Compensation Committee granted to Dr. Avanic non-qualified stock options to purchase 30,000 shares of the Company’s common stock at an exercise price of $3.61 per share under the 2017 Plan. The options have a ten-year term and will become exercisable in five equal annual installments, beginning on the first anniversary of the grant date.

Employment Agreements

On July 19, 2021, the Company and Mr. Suzuki entered into the Suzuki Employment Agreement. The Suzuki Employment Agreement provides for an annual base salary of $350,000.

On March 20, 2019, the Company entered into employment agreements with each of the following (collectively, as amended, the “March 2019 Employment Agreements” and, collectively with the Suzuki Employment Agreement and the Avanic Employment Agreement, the “Employment Agreements”): (i) Timothy A. Vitou, President; (ii) William P. Kelly, Executive Vice President, Chief Financial Officer and Secretary; and (iii) Randy Willis, Chief Operating Officer. Following the Reorganization, the March 2019 Employment Agreements are with BK Technologies, Inc., our wholly-owned subsidiary. The March 2019 Employment Agreements provide for an annual base salary of $275,000 for Mr. Vitou and $215,000 for each of Messrs. Kelly and Willis. The Avanic Employment Agreement provides for an annual base salary of $235,000 for Dr. Avanic.

Each Named Executive Officer is eligible for performance-based compensation in the form of an annual bonus, payable in cash or through equity in the Company, as determined by the Compensation Committee, and subject to the achievement of performance metrics and other criteria as determined by the Compensation Committee.

The Employment Agreements provide for severance payments in the event the Named Executive Officer’s employment is terminated by the Company without “cause.” Each Named Executive Officer will be entitled to an amount equal to six months (twelve months for Messrs. Suzuki and Vitou) of his base salary in effect at the time of termination or the original base salary set forth in his respective Employment Agreement, whichever is greater. Additionally, the Suzuki Employment Agreement provides that if his employment is terminated by the Company without “cause,” (i) the Company will pay Mr. Suzuki’s COBRA premiums for a 12-month period following termination if Mr. Suzuki elects in a proper and timely manner, and (ii) all unvested stock options then held by Mr. Suzuki will become fully vested and exercisable, subject to certain conditions.

Any severance payable to a Named Executive Officer under his Employment Agreement will be paid by the Company over a twelve-month period in accordance with the Company’s normal payroll practices and subject to applicable law. None of the Named Executive Officers will be entitled to severance payments in the event he is terminated for “cause.” For purposes of the Employment Agreements, “cause” will exist if the Named Executive Officer (i) acts dishonestly or incompetently or engages in willful misconduct in performance of his executive duties, (ii) breaches the Named Executive Officer’s fiduciary duties owed to the Company, (iii) intentionally fails to perform duties assigned to him, (iv) is convicted or enters a plea of guilty or nolo contendere with respect to any felony crime involving dishonesty or moral turpitude, and/or (v) breaches his obligations under his Employment Agreement.

The Named Executive Officers are also eligible to participate in the Company’s benefit plans. The Employment Agreements contain customary non-competition and non-solicitation covenants.

Retention Agreement

On December 31, 2018, we entered into a retention agreement with Mr. Willis in connection with his relocation from Charlotte, North Carolina, to Brevard County, Florida, in order to be near the Company’s principal executive offices. The agreement provided for a one-time cash payment of $30,000 from us to Mr. Willis to offset potential losses incurred by Mr. Willis in connection with the sale of his house located in Charlotte, North Carolina, which we paid to Mr. Willis in January 2019.

Pursuant to the retention agreement, if Mr. Willis’s employment with us is terminated either by Mr. Willis voluntarily (other than for “good reason”) or by us for “cause” during: (i) December 31, 2018 through August 1, 2019 (the second anniversary of August 1, 2017, his employment date), the entire relocation allowance ($30,000) provided under the agreement will be immediately repayable to us; (ii) August 2, 2019 through August 1, 2020, two-thirds of the relocation allowance ($20,000) will be immediately repayable to us; and (iii) August 2, 2020 through August 1, 2021, one-third of the relocation allowance ($10,000) will be immediately repayable to us. Any such amounts that are repayable to us may also be deducted from any amounts otherwise payable to Mr. Willis by us upon his termination. For purposes of the retention agreement, “cause” and “good reason” have the meanings set forth in the 2017 Plan.

Compensation Consultant

In 2018, the Compensation Committee engaged Pay Governance LLC as an independent compensation consultant to assist the committee with the review and design of our executive compensation program, including providing the committee with pay data regarding the direct compensation program for our President, Chief Operating Officer, Chief Financial Officer and Chief Technology Officer. In connection with the committee’s engagement of the consultant, the committee solicited information from Pay Governance LLC regarding any actual or perceived conflicts of interest and to evaluate the firm’s independence. Based on the information received from the consultant, the Compensation Committee believes that the work Pay Governance LLC performed in 2018 did not raise a conflict of interest and that it was independent.

Base Salaries

On March 5, 2019, the Compensation Committee approved base salaries of $275,000, $215,000 and $215,000 to Messrs. Vitou, Kelly and Willis, respectively. On October 30, 2019, the Board of Directors approved a base salary for 2019 of $235,000 to Dr. Avanic. On July 19, 2021, in connection with Mr. Suzuki’s appointment as Chief Executive officer and the Suzuki Employment agreement, the Board of Directors approved a base salary of $350,000 for Mr. Suzuki.

Bonus Payments

2020 Discretionary Cash Bonuses

On March 16, 2021, based on management’s recommendations and the Named Executive Officers’ 2020 performance, the Compensation Committee approved the payment of cash bonuses of $45,000 to Mr. Vitou, $30,000 to Mr. Kelly, $60,000 to Mr. Willis, and $75,000 to Dr. Avanic.

Stock Option Awards

2019 Awards

On March 5, 2019, the Compensation Committee granted non-qualified stock options to Messrs. Vitou, Kelly and Willis to purchase 30,000, 20,000 and 20,000 shares, respectively, of the Company’s common stock, at an exercise price of $4.07 per share. On October 30, 2019, the Compensation Committee granted non-qualified stock options to Dr. Avanic to purchase 30,000 shares of the Company’s common stock, at an exercise price of $3.61 per share. The stock options have ten-year terms and become exercisable in five equal annual installments, beginning on the first anniversary of the respeective grant date. All such awards were granted pursuant to the 2017 Plan.

2017 Incentive Compensation Plan

The Company’s stockholders approved the 2017 Plan at the Company’s 2017 annual meeting of stockholders held on June 15, 2017. The 2017 Plan replaced the 2007 Incentive Compensation Plan (the “2007 Plan” and, together with the 2017 Plan, the “Equity Plans”), which had been approved by the stockholders in 2007. No new awards will be granted under the 2007 Plan.

In connection with the Reorganization, we assumed the Equity Plans and all of the outstanding equity awards under such Equity Plans pursuant to the Omnibus Amendment to Incentive Compensation Plans, dated as of March 28, 2019 (the “Omnibus Amendment”). Each outstanding equity award assumed by us is issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization, except that all such equity awards now entitle the holder thereof to acquire our common stock.

The objective of the 2017 Plan is to provide incentives to attract and retain key employees, non-employee directors and consultants and align their interests with those of the Company’s stockholders. The 2017 Plan is administered by the Compensation Committee and has a term of ten years. All non-employee directors of the Company and employees and consultants of the Company and its subsidiaries designated by the committee are eligible to participate in the 2017 Plan and to receive awards, including stock options (which may be incentive stock options or non-qualified stock options), stock appreciation rights, restricted shares, RSUs, or other share-based awards and cash-based awards.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END

The following table provides information with respect to outstanding stock option awards for our shares of common stock classified as exercisable and unexercisable as of December 31, 2020, for the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(8)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Timothy A. Vitou	5,000(1)	—	2.23	3/12/23
	15,000(2)	10,000	5.10	3/17/27
	6,000(3)	4,000	4.20	8/30/27
	12,000(4)	18,000	3.75	3/14/28
	6,000(6)	24,000	4.07	3/05/29

William P. Kelly	15,000(1)	—	2.23	3/12/23
	8,000(5)	2,000	3.83	2/24/26
	15,000(2)	10,000	5.10	3/17/27
	6,000(3)	4,000	4.20	8/30/27
	8,000(4)	12,000	3.75	3/14/28
	4,000(6)	16,000	4.07	3/05/29

Randy Willis	15,000(3)	10,000	4.20	8/30/27
	8,000(4)	12,000	3.75	3/14/28
	4,000(6)	16,000	4.07	3/05/29

Branko Avanic	6,000(7)	24,000	3.61	10/30/29
___________

(1)
The options were granted on March 12, 2013, and are fully vested and exercisable.

(2)
The options were granted on March 17, 2017, and vest in five equal annual installments, beginning on March 17, 2018.

(3)
The options were granted on August 30, 2017, and vest in five equal annual installments, beginning on August 30, 2018.

(4)
The options were granted on March 14, 2018, and vest in five equal annual installments, beginning on March 14, 2019.

(5)
The options were granted on February 24, 2016, and vest in five equal annual installments, beginning on February 24, 2017.

(6)
The options were granted on March 5, 2019, and vest in five equal annual installments, beginning on March 5, 2020.

(7)
The options were granted on October 30, 2019, and vest in five equal annual installments, beginning on October 30, 2020.

(8)
None of the Named Executive Officers exercised any options during fiscal 2020.

RETIREMENT BENEFITS FOR 2020

We do not have a defined benefit plan for the Named Executive Officers or other employees. The only retirement plan available to the Named Executive Officers in 2020 was the qualified 401(k) retirement plan, which is available to all employees.

POTENTIAL PAYMENTS UPON TERMINATION OR IN CONNECTION WITH A CHANGE OF CONTROL

Employment Agreements

On March 20, 2019, the Company entered into the March 2019 Employment Agreements, which, following the Reorganization, are with BK Technologies, Inc., our wholly-owned subsidiary. In addition, BK Technologies, Inc. entered into the Avanic Employment Agreement, executed November 5, 2019, and into the Suzuki Employment Agreement on July 19, 2021. The Employment Agreements provide for severance payments in the event the Named Executive Officer’s employment is terminated by the Company without “cause.” Each Named Executive Officer will be entitled to an amount equal to six months (twelve months for Messrs. Suzuki and Vitou) of his base salary in effect at the time of termination or the original base salary set forth in his respective Employment Agreement, whichever is greater. Additionally, the Suzuki Employment Agreement provides that if his employment is terminated by the Company without “cause,” (i) the Company will pay Mr. Suzuki’s COBRA premiums for a 12-month period following termination if Mr. Suzuki elects in a proper and timely manner, and (ii) all unvested stock options then held by Mr. Suzuki will become fully vested and exercisable, subject to certain conditions.

Any severance payable to a Named Executive Officer under his Employment Agreement will be paid by the Company over a twelve-month period in accordance with the Company’s normal payroll practices and subject to applicable law. None of the Named Executive Officers will be entitled to severance payments in the event he is terminated for “cause.” For purposes of the Employment Agreements, “cause” will exist if the Named Executive Officer (i) acts dishonestly or incompetently or engages in willful misconduct in performance of his executive duties, (ii) breaches the Named Executive Officer’s fiduciary duties owed to the Company, (iii) intentionally fails to perform duties assigned to him, (iv) is convicted or enters a plea of guilty or nolo contendere with respect to any felony crime involving dishonesty or moral turpitude, and/or (v) breaches his obligations under his Employment Agreement.

Equity Plans and Award Agreements

The Company’s Equity Plans and award agreements entered into with its Named Executive Officers include change in control provisions.

2017 Incentive Compensation Plan – Change in Control Provisions

Our 2017 Plan generally provides for “double-trigger” vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the 2017 Plan are assumed in connection with a change in control, then, except as otherwise provided in the applicable award agreement or in another written agreement with the participant, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period, with performance-based awards being converted to service-based awards at the “target” level. Vesting and exercisability (as applicable) of awards that are assumed in connection with a change in control generally would be accelerated in full on a “double-trigger” basis, if, within two years after the change in control, the participant’s employment is involuntarily terminated without cause, or by the participant for “good reason.” Any stock options or stock appreciation rights (“SARs”) that become vested on a “double-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

To the extent outstanding awards granted under the 2017 Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis, effective immediately prior to the change in control, with performance-based awards becoming vested at the “target” level. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

The Compensation Committee has the discretion to determine whether or not any outstanding awards granted under the 2017 Plan will be assumed by the resulting entity in connection with a change in control, and the Compensation Committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The Compensation Committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2017 Plan, subject to exceptions set forth in the 2017 Plan, a “change in control” generally includes (a) the acquisition of more than 50% of the Company’s common stock; (b) the incumbent board of directors ceasing to constitute a majority of the board of directors; (c) a reorganization, merger, consolidation or similar transaction, or a sale of substantially all of the Company’s assets; and (d) the complete liquidation or dissolution of the Company. The full definition of “change in control” is set forth in the 2017 Plan.

Whether a participant’s employment has been terminated for “cause” will be determined by the Compensation Committee. Unless otherwise provided in the applicable award agreement or in another written agreement with the participant, “cause,” as a reason for termination of a participant’s employment, generally includes (a) the participant’s failure to perform, in a reasonable manner, his or her assigned duties; (b) the participant’s violation or breach of his or her employment agreement, consulting agreement or other similar agreement; (c) the participant’s violation or breach of any non-competition, non-solicitation, non-disclosure and/or other similar agreement; (d) any act of dishonesty or bad faith by the participant with respect to the Company or a subsidiary; (e) the participant’s breach of fiduciary duties owed to the Company; (f) the use of alcohol, drugs or other similar substances in a manner that adversely affects the participant’s work performance; or (g) the participant’s commission of any act, misdemeanor, or crime reflecting unfavorably upon the participant or the Company or any subsidiary.

For purposes of the 2017 Plan, unless otherwise provided in the applicable award agreement or in another written agreement with the participant, “good reason” generally includes (a) the assignment to the participant of any duties that are inconsistent in any material respect with his or her duties or responsibilities as previously assigned by the Company or a subsidiary, or any other action by the Company or a subsidiary that results in a material diminution of the participant’s duties or responsibilities, other than any action that is remedied by the Company or a subsidiary promptly after receipt of notice from the participant; or (b) any material failure by the Company or a subsidiary to comply with its obligations to the participant as agreed upon, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company or subsidiary promptly after receipt of notice from the participant.

Except as described above with respect to a change in control, unexercisable stock options generally become forfeited upon termination of employment. The stock options that are exercisable at the time of termination of employment expire (a) twelve months after the termination of employment by reason of death or disability or (b) three months after the termination of employment for other reasons. With respect to unvested restricted shares and RSUs, unless otherwise provided in the applicable award agreement, the Compensation Committee, in its sole discretion, may provide for the full or partial acceleration of vesting of the restricted shares or RSUs, as applicable, in connection with the termination of the grantee’s employment for any reason prior to a vesting date, including, but not limited to, termination of employment as a result of the grantee’s death or disability. Unless action is otherwise taken by the Compensation Committee, any restricted shares or RSUs that have not yet vested will be forfeited automatically in the event of the termination of the grantee’s employment for any reason prior to a vesting date.

The Company’s Named Executive Officers, other employees and directors are prohibited from hedging or pledging the Company’s securities. Awards granted under the 2017 Plan also may be subject to forfeiture or recoupment, as provided pursuant to any compensation recovery (or “clawback”) policy that the Company may adopt or maintain from time to time.

2007 Incentive Compensation Plan – Change in Control Provisions

Our 2007 Plan, under which some equity awards remain outstanding, also contains provisions providing for the vesting of equity awards in connection with a change in control of the Company, as described below.

To the extent that outstanding awards granted under the 2007 Plan are assumed in connection with a change in control, then, except as otherwise provided in the applicable award agreement, all outstanding awards will continue to vest and become exercisable (as applicable) based on continued service during the remaining vesting period.

To the extent outstanding awards granted under the 2007 Plan are not assumed in connection with a change in control, then such awards generally would become vested in full on a “single-trigger” basis in connection with the change in control. With respect to any outstanding performance-based awards subject to achievement of performance goals and conditions, the Compensation Committee may, in its discretion, deem such performance goals and conditions as having been met as of the date of the change in control. Any stock options or SARs that become vested on a “single-trigger” basis generally would remain exercisable for the full duration of the term of the applicable award.

The Compensation Committee has the discretion to determine whether or not any outstanding awards granted under the 2007 Plan will be assumed by the resulting entity in connection with a change in control, and the committee has the authority to make appropriate adjustments in connection with the assumption of any awards. The committee also has the right to cancel any outstanding awards in connection with a change in control, in exchange for a payment in cash or other property (including shares of the resulting entity) in an amount equal to the excess of the fair market value of the shares subject to the award over any exercise price related to the award, including the right to cancel any “underwater” stock options and SARs without payment therefor.

For purposes of the 2007 Plan, subject to exceptions set forth in the 2007 Plan, a “change in control” generally includes: (a) the acquisition of more than 50% of the Company’s common stock; (b) the incumbent board of directors ceasing to constitute a majority of the board of directors; (c) a reorganization, merger, consolidation or similar transaction, or a sale of substantially all of the Company’s assets; and (d) the complete liquidation or dissolution of the Company. The full definition of “change in control” is set forth in the 2007 Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Dill (Chair), Lanktree, and General Payne, none of whom has been at any time an executive officer or employee of the Company, or has any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves, or in the past has served, on the board of directors, or as a member of the Compensation Committee (or other committee performing an equivalent function) of the board of directors of any entity that has one or more executive officers who serve as members of our Board of Directors or Compensation Committee.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed the executive compensation, as disclosed above, with management. Based on this review and those discussions, the Compensation Committee recommended that the executive compensation be included in this report.

Compensation Committee

Michael R. Dill (Chair)
Charles T. Lanktree
E. Gray Payne

TRANSACTIONS WITH RELATED PERSONS

Any transaction with a related person is subject to our written policy for transactions with related persons, which is available on our website at www.bktechnologies.com/investor-relations. The Audit Committee is responsible for applying this policy. As set forth in the policy, the Audit Committee reviews the material facts of the transaction and considers, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy also prohibits our directors from participating in any discussion or approval of any interested transaction for which he is a related person, except that the director is required to provide all material information concerning the transaction to the committee.

If a transaction with a related party will be ongoing, the Audit Committee will establish guidelines for our management to follow in our ongoing relationships with the related person, will review and assess ongoing relationships with the related person to determine if such relationships are in compliance with the Audit Committee’s guidelines, and, based on all the relevant facts and circumstances, will determine if it is in the best interests of us and our stockholders to continue, modify or terminate any such interested transaction.

The policy provides exceptions for certain transactions, including (i) those involving compensation paid to a director or executive officer required to be reported in the Company’s proxy statement, (ii) transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $500,000 or two percent (2%) of that company’s total annual revenues, (iii) certain charitable contributions, (iv) transactions where all of our stockholders receive proportional benefits, (v) transactions involving competitive bids, (vi) certain regulated transactions, and (vii) certain banking-related services.

Except as set forth below, during 2020 and 2019, we did not have any transactions with related persons that were reportable under Item 404 of Regulation S-K, and we do not have any transactions with related persons currently proposed for 2020 that are reportable under Item 404 of Regulation S-K.

Fundamental Global GP, LLC

Fundamental Global GP, LLC (“Fundamental Global”), together with its affiliates, is the largest stockholder of the Company. Mr. Cerminara, a member of our Board of Directors, is Chief Executive Officer, Co-Founder and Partner of Fundamental Global. We have an investment in a limited partnership, FGI 1347 Holdings, LP, of which we are the sole limited partner. FGI 1347 Holdings, LP was established for the purpose of investing in securities using a portion of the proceeds from our previously successful investment in Iteris, Inc. (Nasdaq: ITI), which was liquidated for a substantial gain. Affiliates of Fundamental Global serve as the general partner and investment manager of FGI 1347 Holdings, LP. Fundamental Global has not received any management fees or performance fees for its services to the limited partnership. Principals of Fundamental Global serve on the board of directors of portfolio companies and receive compensation for their service.

Indemnification Agreements

On July 22, 2020, the Company entered into indemnification agreements with each of its directors and executive officers. Under the terms of the indemnification agreements, subject to certain exceptions specified in the indemnification agreements, the Company will, among other things, indemnify its directors and executive officers to the fullest extent permitted by law in the event such director or executive officer becomes subject to or a participant in certain claims or proceedings as a result of his service as a director or officer. The Company will also, subject to certain exceptions and repayment conditions, advance to such director or executive officer specified indemnifiable expenses incurred in connection with such claims or proceedings.

The funds managed by Fundamental Global, including the funds that directly own shares of our common stock, have agreed to indemnify Fundamental Global and its principals, including Mr. Cerminara, or any other person designated by Fundamental Global, for claims arising from Mr. Cerminara’s service on our Board of Directors, provided that a fund’s indemnity obligations are secondary to any obligations we may have with respect to Mr. Cerminara’s service on our Board of Directors.

RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MSL, an independent registered public accounting firm, audited our financial statements for fiscal 2020 and fiscal 2019. We had no disagreements with MSL on accounting and financial disclosures. MSL’s work on our audit for fiscal 2020 was performed by full time, permanent employees and partners of MSL.

MSL, which has served as our independent registered public accounting firm since November 2015, has been reappointed to serve as our independent registered public accounting firm for fiscal 2021. The Audit Committee, in discussing the reappointment of MSL, considered the qualifications, experience, independence, compliance with regulations, quality control, candor, objectivity, and professional skepticism of MSL and the effectiveness of the firm’s processes, including its timeliness and responsiveness and communication and interaction with management. The Audit Committee also considered the tenure of MSL as our independent registered public accounting firm and its related depth of understanding of our businesses, operations and systems. The Audit Committee and the Board of Directors believe that the continued retention of MSL as our independent registered public accounting firm is in the best interests of the Company and our stockholders.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 General

Our Audit Committee has appointed MSL to serve as our independent registered public accounting firm for fiscal 2021. Representatives of MSL are not expected to be present at the annual meeting. If any stockholder desires to ask MSL a question, management will ensure that the question is sent to MSL and that an appropriate response is made directly to the stockholder.

Although applicable law does not require stockholder ratification of the appointment of MSL to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our stockholders on the appointment. If our stockholders do not ratify the appointment of MSL, our Audit Committee will reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Vote Required

This proposal will be approved if the number of votes cast “for” the ratification of MSL as our independent registered public accounting firm exceed the number of votes cast “against” ratification. Abstentions and broker non-votes will have no effect on the outcome of the vote. Shares represented by properly executed proxies will be voted, if specific instructions are not otherwise given, in favor of this proposal.

Recommendation of the Board

Our Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of MSL as our independent registered public accounting firm.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MSL, an independent registered public accounting firm, audited our financial statements for fiscal 2020 and fiscal 2019. We had no disagreements with MSL on accounting and financial disclosures. MSL’s work on our audit for fiscal 2020 was performed by full time, permanent employees and partners of MSL.

MSL has served as our independent registered public accounting firm since November 2015. The rules of the SEC require us to disclose fees billed by our independent registered public accounting firm for services rendered to us for each of the years ended December 31, 2020 and 2019. The following table represents aggregate fees billed for the fiscal years ended December 31, 2020 and 2019 by MSL.

Fees(1)(2)(3)(4)	2020	2019
Audit Fees	$152,500	$142,040
Audited-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$152,500	$142,040

(1)
For 2020 and 2019, includes fees paid to MSL for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2020 and 2019 and for reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30 in each of those years. For 2020, also includes fees related to services rendered in connection with issuance of a consent related to our registration statement on Form S-3 filed in December 2020. For 2019, also includes fees related to services rendered in connection with issuance of a consent related to our registration statements on Form S-8.

(2)
No audit-related services were performed for us by MSL in 2020 or 2019. Audit-related services include assurance and related services that are related to the performance of the audit or review of our financial statements.

(3)
No tax services were performed for us by MSL in 2020 or 2019. Tax services include tax compliance, tax advice and tax planning.

(4)
No other services were performed for us by MSL in 2020 or 2019.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm, MSL. The policy requires that all services to be provided by MSL, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee approved all audit services provided by MSL to us during 2020. MSL did not provide any audit-related or non-audit services to us during 2020. The Audit Committee has determined that the provision of the services by MSL reported hereunder had no impact on its independence.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED COMMON STOCK

On October 14, 2021, subject to stockholder approval, our Board unanimously approved an amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for potential future issuance from 20,000,000 to 50,000,000 by filing articles of Amendment to the Articles of Incorporation (referred to herein as the “the “Amendment”). Our stockholders are being asked to approve the Amendment in the form attached hereto as Appendix A.

Purpose of the Amendment to Increase our Total Number of Authorized Shares

On October 25, 2021, we had 18,264,736 shares of common stock issued and outstanding, and 1,000,000 shares reserved for future issuance, consisting of (i) 852,815 shares issuable upon exercise of outstanding warrants/options/convertible securities, and (ii) 147,185 shares issuable upon exercise of outstanding stock options or reserved for future grants under our 2017 Plan.

The Board believes that the availability of additional authorized shares of common stock will provide the Company with necessary flexibility to issue common stock for a variety of corporate finance and general corporate purposes as the Board may determine from time to time in the future to be desirable including, without limitation, raising operating capital for research and development and general corporate purposes in connection with registered public offerings and/or private placement transactions with accredited investors, future financing activities related to strategic partnering transactions, investment in product development and technology licensing, and acquisition opportunities or other distributions to advance our corporate objectives intended to generate value for our stockholders.

Without the proposed increase in the number of authorized shares of common stock, the Board believes that number of remaining common shares currently authorized under our Articles of Incorporation may be insufficient to accomplish our corporate objectives intended to generate value for our stockholders, when and if the Board determines it is advisable and in the best interests of the Company’s stockholders to do so. We believe that having the additional authorized shares available to the Company for issuance, upon approval of the Board, will be beneficial to us and our stockholders by allowing us the opportunity to accomplish our corporate objectives and to promptly consider and respond to future business opportunities as they may arise, including in relation to capital raising activities to fund our ongoing clinical trials and implementation of the business plan. The delay involved in calling and holding a stockholders' meeting at a later time to approve an increase in authorized shares at the time a business opportunity presents itself may prevent us from timely pursuing and realizing that opportunity, and may significantly adversely affect the economic or strategic value of that opportunity to the Company and our stockholders.

The Board has not authorized the Company to take any action with respect to any of the additional shares of common stock that would be authorized under this Proposal, and the Company currently does not have any definitive plan, arrangement or understanding with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed Amendment.

Anti-Takeover Effects

The proposed Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while the Company currently has no intent to employ the additional unissued authorized shares as an anti-takeover device, the proposed Amendment may have the effect of discouraging future unsolicited takeover attempts. The Board is not aware of any such attempt to take control of the Company, and would act in the best interest of stockholders if any attempt was made. The proposed amendment has been prompted by business and financial considerations.

Effect of Amendment

The proposed increase in the number of authorized shares of the Company's common stock pursuant to the Amendment will not change the number of shares of the Company’s common stock outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of the Company's common stock. However, the issuance of additional shares of common stock authorized by the Amendment may occur at times or under circumstances in the future so as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of the Company's common stock.

If this Proposal is approved, no further action by the stockholders will be necessary prior to the issuance of additional shares of common stock unless required by law or the rules of any stock exchange or national securities association on which the common stock is then listed or quoted. Under the proposed Amendment, each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized common stock. Adoption of the Amendment will not affect the rights of the holders of currently outstanding common stock of the Company nor will it change the par value of the common stock, which will remain $0.60 per share. If the proposed Amendment is adopted, it will become effective upon filing of an amendment to the Company's Articles of Incorporation with the Nevada Secretary of State.

Vote Required and Recommendation

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote as of the Record Date is required to approve this Proposal to increase the number of shares of common stock authorized under our Articles of Incorporation from 20,000,000 shares to 50,000,000.

Dissenter’s Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to dissenter’s rights in connection with this Proposal.

Recommendation of the Board

The Board unanimously recommends that stockholders vote “FOR” approval of the amendment to the Articles of Incorporation to increase the number of common shares authorized under the company’s articles of incorporation from 20,000,000 shares to 50,000,000 shares.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 2017 PLAN

The Board has adopted, and proposes that our stockholders approve, an amendment to our 2017 Plan, to increase the number of authorized shares of under the 2017 Plan. The Board, the Compensation Committee, and Company management all believe that the effective use of stock-based long-term incentive compensation is essential to maintain a balanced and competitive compensation program, has been integral to the Company’s success in the past and is vital to its ability to achieve strong performance in the future.

A total of 1,000,000 shares of our common stock, par value $0.60 per share, have previously been reserved for awards under the 2017 Plan. On October 14, 2021, subject to stockholder approval, the Board approved an amendment to the 2017 Plan, effective as of the date of stockholder approval (such date, the “Effective Date”), to increase the number of shares of our common stock authorized for awards under the 2017 Plan by 2,000,000 shares to 3,000,000 shares.

As of October 25, 2021, 6,910 shares remained available for future awards under the 2017 Plan. Subject to stockholder approval of the amendment to the 2017 Plan, on the Effective Date, the Board anticipates that there will be 2,006,910 shares available for future awards.

Purpose of the Amendment

The Board of Directors believes that an increase in the number of shares of our common stock authorized under the 2017 Plan is advisable to enable the Company to continue to grant equity-based awards. The Board further believes that the increase is consistent with market practices and is important to allow us to attract, motivate, reward and retain the broad-based talent critical to achieving our business goals.

Stockholder approval of the amendment to the 2017 Plan is sought to satisfy the New York Stock Exchange’s requirements with respect to material revisions of equity compensation plans. In addition, Section 22 of the 2017 Plan provides that certain amendments to the 2017 Plan may not be made without the approval of our stockholders.

The amendment to the 2017 Plan will be effective on the date of stockholder approval and after that date will apply to all awards made under the 2017 Plan before, on or after that date. We intend to register the additional shares authorized by the amendment to the 2017 Plan under the Securities Act of 1933. If our stockholders do not approve the amendment to the 2017 Plan, the present version of the 2017 Plan will continue as currently in effect.

Proposed Plan Amendment

At our 2021 annual stockholder meeting, stockholders will be requested to consider and approve the proposed amendment to the 2017 Plan to increase the number of shares of our common stock authorized for awards under the 2017 Plan by 2,000,000 shares to 3,000,000 shares.

History and Operation of the 2017 Plan

The 2017 Plan was adopted by the Board of Directors of the Company effective as of March 27, 2017, subject to approval by our stockholders. On June 15, 2017, our stockholders approved the 2017 Plan.

The purpose of the 2017 Plan is to attract, retain, incentivize and reward directors, officers, key employees and consultants of the Company and its subsidiaries.

The 2017 Plan provides flexibility to shape incentive awards that align stockholder interests with those of our employees and non-employee directors. A summary description of the material features of the 2017 Plan (as it is proposed to be amended) follows. This summary is qualified in its entirety by reference to the terms and conditions of the 2017 Plan, a copy of which is attached to this Proxy Statement as Appendix B, and the proposed amendment described in this Proposal 4, a copy of which is attached to this Proxy Statement as Appendix C.

General Description of Awards

There are six general types of awards that may be granted under the 2017 Plan:

● Stock options to purchase Shares, which may be either incentive stock options that are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (referred to as “incentive stock options”) or stock options that are not intended to so qualify (referred to as “nonqualified stock options”). Non-employee directors and consultants are not eligible to receive incentive stock options.

● Stock appreciation rights (or “SARs”), which represent the right to receive the appreciation in value of a specified number of Shares over the fair market value on the date of grant of the SARs.

● Restricted shares, which are Shares transferred subject to a substantial risk of forfeiture and restrictions on transfer during a designated restriction period or subject to achievement of certain performance objectives.

● Restricted share units, which represent the right to receive a specified number of Shares (or an equivalent amount of cash) after the end of a restriction period or upon the achievement of certain performance objectives.

● Other Share-based awards, which may be payable in, valued in whole or part by reference to, or otherwise based on Shares.

● Cash-based awards.

Administration

The 2017 Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee will have full and final authority in its discretion to take all actions it determines to be necessary in the administration of the plan. For example, the Compensation Committee generally will determine whether awards will be granted under the plan, which directors, employees and consultants of the Company and its subsidiaries will participate in the plan, and the types, amounts, terms and conditions of any award or combination of awards that it decides to grant under the plan. All determinations and decisions made by the Compensation Committee pursuant to the provisions of the plan will be final, conclusive and binding on all persons.

The Board of Directors of the Company may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the plan (such as, for example, the authority to grant awards to non-employee directors and to establish the terms and conditions of those awards) or may act as the administrator of the plan for any and all purposes. In addition, to the extent permitted by applicable laws, the Board of Directors or Compensation Committee may expressly delegate to one or more directors or employees some or all of the authority of the Board of Directors or Compensation Committee under the plan.

Participants

The Board of Directors or the Compensation Committee may select officers, key employees and consultants of the Company and its subsidiaries, as well as non-employee members of the Board of Directors, to receive awards under the plan.

Authorized Shares under the 2017 Plan

Prior to the Amendment, 1,000,000 shares of our common stock were reserved for issuance of awards under the 2017 Plan. If the stockholders approve the amendment to the 2017 Plan to increase the number of authorized shares, on the Effective Date, there will be 3,000,000 total shares authorized, of which 2,006,910 will be available for future awards.

These shares of stock are subject to adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, share repurchase, share exchange, reclassification or other similar corporate transaction or event. Any shares of stock that may be granted under the 2017 Plan to any person pursuant to a stock option or stock appreciation right will be counted against this limit as one share for every one share granted. Shares of our common stock that are subject to an award that is cancelled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of shares of our common stock (including awards granted prior to the Effective Date) will be available for awards under the 2017 Plan.

The following shares subject to an Award will not again be available for grant, regardless of whether those shares are actually issued or delivered to a participant under the 2017 Plan: (i) shares tendered in payment of the exercise price of a stock option; (ii) shares withheld by the Company or any subsidiary to satisfy a tax withholding obligation; and (iii) shares that are repurchased by the Company with stock option proceeds. Without limiting the foregoing, with respect to any stock appreciation right that is settled in shares, the full number of shares subject to the award will count against the number of shares available for awards under the 2017 Plan regardless of the number of shares used to settle the stock appreciation right upon exercise.

Additional Information

As of October 25, 2021, the aggregate number of shares of our common stock that are subject to stock options previously granted to the persons under the 2017 Plan were 681,500, and the aggregate number of shares of our common stock that are issuable upon settlement of outstanding unvested RSUs is 171,315. These amounts do not include 10,000 shares of our common stock previously subject to stock options granted under the 2017 Plan that are no longer subject to such stock options because such stock options have expired or been exercised and 140,275 shares of our common stock that have been issued upon settlement of RSUs granted under the 2017 Plan.

Because awards under the 2017 Plan are determined by the Compensation Committee in its sole discretion, the benefits or amounts that will be received by or allocated to participants in the future under the 2017 Plan are not currently determinable. The closing sale price per share of our common stock on the NYSE American Exchange on October 25, 2021, was $2.99.

Recommendation of the Board

The Board unanimously recommends a vote “FOR” the approval of the amendment to the 2017 Incentive Compensation Plan to increase the number of shares of stock authorized for issuance under the plan from 1,000,000 to 3,000,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020, with respect to our 2017 Plan, under which our common stock is authorized for issuance, and the 2007 Plan. Our stockholders approved the 2017 Plan at the 2017 annual stockholders’ meeting. On December 31, 2020, 388,035 shares of our common stock were available for issuance under the 2017 Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))(2)(3)
Equity compensation plans approved by security holders	611,965	$3.96	271,693
Equity compensation plans not approved by security holders	—	—	—
Total	611,965	$3.96	271,693

(1)
Includes 461,965 shares issuable upon the exercise or vesting of awards (including stock options and restricted stock units) outstanding under the 2017 Plan and 150,000 shares issuable upon the exercise of awards outstanding under the 2007 Plan.

(2)
Represents shares available for issuance under the 2017 Plan.

(3)
Does not include 116,342 shares that have been issued pursuant to restricted stock units issued under the 2017 Plan that have previously vested and settled.

MISCELLANEOUS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC initial statements of beneficial ownership of common stock and statements of changes in beneficial ownership of common stock.

Based solely on a review of the copies of such reports and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our directors, executive officers and ten percent (10%) beneficial owners were timely complied with during fiscal 2020.

 Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K for fiscal 2020 (as amended by Form 10-K/A), as filed with the SEC, are available to stockholders without charge upon written request to our Corporate Secretary at 7100 Technology Drive, West Melbourne, Florida 32904.

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our Annual Report on Form 10-K for fiscal 2020 (as amended by Form 10-K/A) and this proxy statement will be delivered to multiple stockholders who live at the same address. If you live at the same address as another stockholder and would like to receive your own copy of the Notice of Internet Availability of Proxy Materials, the 2020 annual report, or this proxy statement, or would like to receive multiple copies of our proxy materials in the future, please contact us at 7100 Technology Drive, West Melbourne, Florida 32904; telephone number: (321) 984-1414. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2020 annual report and this proxy statement, will be delivered to you promptly and without charge. If you live at the same address as another stockholder and are receiving multiple copies of our proxy materials, please contact us at the telephone number or address above if you only want to receive one copy of those materials.

Stockholder Proposals

Inclusion of Proposals in our Proxy Statement Pursuant to SEC Rules

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for our 2022 annual meeting of stockholders. To be eligible for inclusion in our 2022 proxy statement, any such proposals must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to our Corporate Secretary no later than July 1, 2022, unless the date of the 2022 annual meeting of stockholders is more than 30 days from the anniversary date of the 2021 annual meeting of stockholders, in which case the proposals must be submitted a reasonable time before we begin to print and send our proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Advance Notice Requirements for Stockholder Submission of Nominations and Proposals

In addition, pursuant to the advance notice provisions set forth in our bylaws, for a stockholder’s proposal or nomination to be properly presented at the 2022 annual meeting of stockholders, but not submitted for inclusion in our proxy statement, such stockholder’s written notice of the intent of such stockholder to make a nomination of a person for election as a director or to bring any other matter before the annual meeting must be received by our Corporate Secretary at our principal executive offices no less than 120 days nor more than 180 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. As a result, stockholder nominations of director candidates for the 2022 annual meeting of stockholders, and proposals for the 2022 annual meeting of stockholders submitted outside the provisions of Rule 14a-8, will be considered untimely if submitted prior to May 5, 2022 or after July 1, 2022. However, in the event that the date of the annual meeting is more than 30 days prior to or after the anniversary date of the previous year’s annual meeting of stockholders, notice by the stockholder must be received by our Corporate Secretary at our principal offices not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in the bylaws) of the date of such annual meeting is first made. The bylaws specify the information that must accompany any such stockholder notices.

Any proxy granted with respect to the 2022 annual meeting of stockholders will confer on management discretionary authority to vote with respect to a stockholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Other Matters

As of the date of this proxy statement, our Board of Directors does not know of any other matters for consideration at the annual meeting other than as described in this proxy statement. If, however, any other matters are properly brought before the annual meeting, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

If you have any questions, require any assistance in voting your shares in the Company, need any additional copies of the Company’s proxy materials, or have any other questions, please call Alliance Advisors LLC, the Company’s proxy solicitor, at the toll-free telephone number included below.

Alliance Advisors LLC 200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 Toll-free number: 844-876-6187

APPENDIX A

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
BK TECHNOLOGIES CORPORATION

Pursuant to section 78.390 of the Nevada Revised Statutes, BK TECHNOLOGIES CORPORATION, a Nevada corporation, hereinafter referred to as the “Corporation,” hereby adopts the following Amendment to its Articles of Incorporation.

1.
The Corporation’s Articles of Incorporation are hereby amended by deleting the first sentence of the "FIFTH" article of the Articles of Incorporation of BK TECHNOLOGIES CORPORATION in its entirety and inserting in lieu thereof the following:

The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock, par value $0.60 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.

2.
Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3.
By execution hereof, the undersigned officer of the Corporation certifies that the foregoing Certificate of Amendment to Articles of Incorporation of BK TECHNOLOGIES CORPORATION was duly authorized and adopted by the Corporation’s board of directors and was approved by the Corporation’s stockholders at the Corporation’s 2021 Annual Meeting of Stockholders by the affirmative vote of stockholders holding [●]% of the shares of the Corporation’s common stock, which constituted a majority of the shares of the Corporation’s common stock that were issued and outstanding on October 25, 2021, the record date for the Corporation’s 2021 Annual Meeting of Stockholders.

Dated as of [●].

BK TECHNOLOGIES CORPORATION

By:	/s/
William P. Kelly
Chief Financial Officer

A-1

APPENDIX B

2017 PLAN

RELM WIRELESS CORPORATION
2017 INCENTIVE COMPENSATION PLAN

1.
Establishment, Purpose, Duration.

a.           Establishment.  RELM Wireless Corporation (the “Company”) hereby establishes an equity compensation plan to be known as the RELM Wireless Corporation 2017 Incentive Compensation Plan (the “Plan”).  The Plan is effective as of March 27, 2017 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company (the date of such shareholder approval being the “Approval Date”).  Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.           Purpose.  The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key Employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c.           Duration.  No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine.  The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d.           Prior Plans.  If the Company’s shareholders approve the Plan, the RELM Wireless Corporation 2007 Incentive Compensation Plan (the “Prior Plan”) will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.
Definitions. As used in the Plan, the following definitions shall apply.

a. “Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

b. “Approval Date” has the meaning given such term in Section 1(a).

c.  “Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, or Cash-Based Awards granted pursuant to the terms and conditions of the Plan.

d. “Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

e. “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

f.  “Board” means the Board of Directors of the Company.

g. “Business Combination” has the meaning given such term in Section 2(j).

h. “Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

i.  “Cause” as a reason for a Participant’s termination of a Participant’s Continuous Service shall have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (a) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Subsidiary, (b) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Subsidiary, if any, (c) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Subsidiary, (d) any act by the Participant of dishonesty or bad faith with respect to the Company or a Subsidiary, (e) breach of fiduciary duties owed to the Company, (e) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (f) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

j. “Change in Control” shall mean, unless otherwise specified in an Award Agreement, the occurrence of any of the following:

a. The acquisition by any Person  of Beneficial Ownership  of more than fifty percent (50%) of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this paragraph, the following acquisitions shall not constitute or result in a Change in Control: (u) any acquisition directly from the Company, (v) any acquisition by Fundamental Global Investors, LLC, Ballantyne Strong, Inc. and their affiliates), (w) any acquisition by the Company, (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

b. Individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c. Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, or a sale or other disposition of all or substantially all of the assets of the Company (each a “Business Combination”), in each case, unless, following such Business Combination, (i) no Person (other than Fundamental Global Investors, LLC, Ballantyne Strong, Inc. and their affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (ii) at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

d. A complete liquidation or dissolution of the Company.

k. “Code” means the Internal Revenue Code of 1986, as amended.

l. “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

m.           “Company” has the meaning given such term in Section 1(a) and any successor thereto.

n.           “Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

o.           “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director, Consultant or other service provider.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

p.           “Controlling Interest” has the meaning given such term in Section 2(j).

q.           “Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective.  The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.  In no event shall the Date of Grant be earlier than the Effective Date.

r.           “Director” means any individual who is a member of the Board and who is not an Employee.

s.           “Effective Date” has the meaning given such term in Section 1(a).

t.           “Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

u.           “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

v.           “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the NYSE MKT, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

w.           “Good Reason” shall, with respect to any Participant, have the meaning specified in the applicable Award Agreement.  In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's duties or responsibilities as assigned by the Company or a Subsidiary, or any other action by the Company or a Subsidiary which results in a material diminution in such duties or responsibilities, excluding for this purpose any action which is remedied by the Company or a Subsidiary promptly after receipt of notice thereof given by the Participant; or (ii) any material failure by the Company or a Subsidiary to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial and inadvertent failure which is remedied by the Company or a Subsidiary promptly after receipt of notice thereof given by the Participant.

x.           “Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

y.           “Incumbent Board” has the meaning given such term in Section 2(j).

z.           “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

aa. “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

bb. “Outstanding Company Common Stock” has the meaning given such term in Section 2(j).

cc. “Outstanding Company Voting Securities” has the meaning given such term in Section 2(j).

dd. “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

ee. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

ff. “Performance Objectives” means the performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan.  Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 14(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.    Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

gg. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

hh. “Plan” means this RELM Wireless Corporation 2017 Incentive Compensation Plan, as amended from time to time.

ii.           “Prior Plan” has the meaning given such term in Section 1(d).

jj.           “Qualified Termination” means any termination of a Participant’s Continuous Service during the two-year period commencing on a Change in Control (a) by the Company, any of its Subsidiaries or the resulting entity in connection with a Change in Control other than for Cause, or (b) by the Participant for Good Reason.

kk. “Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

ll.           “Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

mm. “SEC” means the United States Securities and Exchange Commission.

nn. “Share” means a share of common stock of the Company, par value $.60 per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

oo. “Stock Appreciation Right” means a right granted pursuant to Section 7.

pp. “Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6.  Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

qq. “Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

rr.           “Ten Percent Shareholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.           Shares Available Under the Plan.

a.           Shares Available for Awards.  The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 1,000,000 Shares, reduced by Shares covered by an award granted under the Prior Plan after December 31, 2016 but prior to the Approval Date, and increased by Shares covered by an award outstanding under the Prior Plan after December 31, 2016 that is forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of such Share.  All of the Shares authorized for grant under the Plan may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.  The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

b.           Share Counting.  The following Shares shall not count against the Share limit in Section 3(a):  (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed).  This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c.           Prohibition of Share Recycling.  The following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant:  (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds.  Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

d.           Per-Person Limits.  Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 500,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 500,000 Shares; (iii) the maximum aggregate cash compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be (x) $5,000,000 with respect to any 12 month performance period (pro-rated for any performance period that is less than 12 months based upon the ratio of the number of days in the performance period as compared to 365), and (y) with respect to any performance period that is more than 12 months, $5,000,000 multiplied by the number of full 12 months periods that are in the performance period.

e.           Director Limits.  Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $200,000.

4.           Administration of the Plan.

a.           In General.  The Plan shall be administered by the Committee.  Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.  To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan.  The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.           Determinations.  The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated).  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, shareholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

c.           Authority of the Board.  The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes.  To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board.  To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5.           Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6.           Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12). The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.  No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b.           Exercise Price.  The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term.  The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d.           Exercisability.  Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement.  Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e.           Exercise of Stock Options.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares.  The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.           Special Rules Applicable to Incentive Stock Options.  Notwithstanding any other provision in the Plan to the contrary:

(i)           Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries.  The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)           To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)           No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Shareholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.           Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).  No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b.           Exercise Price.  The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.           Term.  The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.           Exercisability of Stock Appreciation Rights.  A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement.  Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e.           Exercise of Stock Appreciation Rights.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.           Restricted Shares.  Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

 b.           Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares.  Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c.           Custody of Certificates.  To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.           Rights Associated with Restricted Shares during Restricted Period.  During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares, subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

9.           Restricted Share Units.  Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.           Award Agreement.  Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b.           Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c.           Form of Settlement.  Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d.           Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Restricted Share Units shall be accumulated or deemed reinvested in additional Restricted Share Units, subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

10.           Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.           Award Agreement.  Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

b.           Form of Settlement.  An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c.           Dividend Equivalents.  Other Share-Based Awards may provide the Participant with dividend equivalents, on payable either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to unvested Other Share-Based Awards shall be accumulated or deemed reinvested, subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

11.           Cash-Based Awards.  Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan (including, but not limited to, the minimum vesting provisions of Section 12).

12.           Minimum Vesting Provisions.  Subject to Sections 19, 21 and 22(b) of the Plan, (a) no condition on vesting or exercisability of an Award, whether based on continued employment or other service or based upon the achievement of Performance Objectives, shall be based on service or performance (as applicable) over a period of less than one year, and (b) upon and after such minimum one-year period, restrictions on vesting or exercisability may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement; provided, however, that Awards covering up to five percent (5%) of the Shares reserved for issuance pursuant to Section 3(a) may be granted under the Plan as unrestricted Shares or otherwise as Awards with a performance period or vesting period of less than one year.

13.           Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant.  Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13):  (i) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (ii) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, No distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14.           Compliance with Section 162(m).

a.           In General.  Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 14.

b.           Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: (i) earnings per share; (ii) revenues or margins; (iii) cash flow; (iv) operating margin; (v) return on net assets, investment, capital, or equity; (vi) economic value added; (vii) direct contribution; (viii) net income; pretax income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (ix) working capital; (x) management of fixed costs or variable costs; (xi) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (xii) total shareholder return; (xiii) debt reduction; (xiv) market share; (xv) entry into new markets, either geographically or by business unit; (xvi) customer retention and satisfaction; (xvii) strategic plan development and implementation, including turnaround plans; and/or (xviii) the Fair Market Value of a Share.

 c.           Establishment of Performance Objectives.  With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

 d.           Certification of Performance.  With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.  Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e.           Adjustments.  If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may in its discretion adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges; provided, however, that in no event will any such adjustment be made that would cause an Award intended to qualify for the Performance-Based Exception to fail to so qualify.

f.           Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 14(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives.  However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15.           Transferability.  Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award.  Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16.           Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants.  In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number.  Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17.           Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.           Withholding Taxes. To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the Fair Market Value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

19.           Foreign Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees or Consultants.

 20.           Compensation Recovery Policy.  Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

 21.           Change in Control.

a.           Committee Discretion.   The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

b.           Awards that are Assumed.  To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) of the Plan, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant: (i) any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity, as if “target” performance had been achieved as of the date of the Change in Control, and shall continue to vest during the remaining performance period or other period of required service, and (ii) all other Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination, then upon such termination (A) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (B) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (C) all outstanding Awards shall become fully vested.

c.           Awards that are not Assumed.   To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) of the Plan, then effective immediately prior to the Change in Control, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in a Company severance plan applicable to the Participant: (i) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the “target” level, and (iii) all outstanding Awards shall become fully vested.

d.           Cancellation Right.   The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

 22.           Amendment, Modification and Termination.

a.           In General.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires shareholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b.           Adjustments to Outstanding Awards.  The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.  Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c.           Prohibition on Repricing.  Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price.  No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the shareholders of the Company, except as provided in Sections 16 or 21.  Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the shareholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

d.           Effect on Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 21, 22(b) and 24(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

 23.           Applicable Laws.  The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.  The Plan and each Award Agreement shall be governed by the laws of the State of Nevada, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

 24.           Miscellaneous.

a.           Deferral of Awards.  Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b.           No Right of Continued Service.  The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.  Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

c.           Unfunded, Unsecured Plan.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.           Severability.  If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.           Acceptance of Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.           Successors.  All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

APPENDIX C

AMENDMENT NO. 1 TO THE
RELM WIRELESS CORPORATION
2017 INCENTIVE COMPENSATION PLAN

WHEREAS, the Board of Directors (the “Board”) of BK Technologies Corporation, a Nevada corporation (the “Company”), originally adopted the RELM Wireless Corporation 2017 Incentive Compensation Plan (as amended from time to time, the “Plan”); and

WHEREAS, the Board may, at any time, amend the Plan provided that no amendment that requires shareholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which the Company’s shares are listed or any other applicable law shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan to increase the number of shares available for awards under the Plan from 1,000,000 to 3,000,000.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.           Section 3.a. of the Plan shall be amended in its entirety to read as follows:

“a.         Shares Available for Awards.  The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be 3,000,000 Shares, reduced by Shares covered by an award granted under the Prior Plan after December 31, 2016 but prior to the Approval Date, and increased by Shares covered by an award outstanding under the Prior Plan after December 31, 2016 that is forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of such Share.  All of the Shares authorized for grant under the Plan may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.  The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.”

2.           Except as expressly set forth in this Amendment, all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.

This Amendment was adopted by the Board of Directors of the Company on October __, 2021 and approved by the stockholders of the Company on [●].

Name:
Title:
C-1

BK TECHNOLOGIES CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 17, 2021, AT 9:00 A.M., EASTERN TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder(s) of BK Technologies Corporation, a Nevada corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint John M. Suzuki and William P. Kelly, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned held of record as of the close of business on October 25, 2021, and is/are entitled to vote at the 2021 Annual Meeting of Stockholders of the Company to be held on December 17, 2021, at 9:00 a.m., Eastern Time, online at https://agm.issuerdirect.com/bkti, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/BKTI
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OFBK TECHNOLOGIES CORPORATION		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR	WITHHOLD
Election of Directors:
	D. Kyle Cerminara	☐	☐
	Michael R. Dill	☐	☐		CONTROL ID:
	R. Joseph Jackson	☐	☐		REQUEST ID:
	Charles T. Lanktree	☐	☐
	E. Gray Payne	☐	☐
	John M. Suzuki	☐	☐
	Inez M. Tenenbaum	☐	☐
Proposal 2		FOR	AGAINST	ABSTAIN
	To ratify the appointment of MSL, P.A. as our independent registered public accounting firm for fiscal 2021.	☐	☐	☐
Proposal 3		FOR	AGAINST	ABSTAIN

To approve an amendment to the Company’s Articles of Incorporation to increase the number of our authorized common stock from 20,000,000 to 50,000,000 and to make a corresponding change to the number of authorized shares of capital stock.
		☐	☐	☐
Proposal 4		FOR	AGAINST	ABSTAIN
	To approve an amendment to the Company’s 2017 Incentive Compensation Plan (the “2017 Plan”) to increase the number of authorized shares under the 2017 Plan from 1,000,000 shares to 3,000,000 shares.	☐	☐	☐
Proposal 5
To transact such other business properly brought before the meeting and any adjournment or postponement of the meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This proxy will be voted in the manner directed herein by the undersigned.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED, “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” RATIFICATION OF THE AUDITOR APPOINTMENT IN PROPOSAL 2, “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBERS OF AUTHORIZED COMMON STOCK IN PROPOSAL 3, “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 INCENTIVE COMPENSATION PLAN (THE “2017 PLAN”) TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE 2017 PLAN IN PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________________________________________________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)